Table of Contents

Exhibit 99.1
PART II
Item 8.    Consolidated Financial Statements and Supplementary Data
Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of IAC/InterActiveCorp
We have audited the accompanying consolidated balance sheet of IAC/InterActiveCorp and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedule listed on page 51. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IAC/InterActiveCorp and subsidiaries as of December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), IAC/InterActiveCorp's internal control over financial reporting as of December 31, 2012, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2013 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP
New York, New York
March 1, 2013,
except for Note 22,
as to which the date is
May 3, 2013

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	December 31,
	2012	2011
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$749,977	$704,153
Marketable securities	20,604	165,695
Accounts receivable, net of allowance of $11,088 and $7,309, respectively	229,830	177,030
Other current assets	156,339	112,255
Total current assets	1,156,750	1,159,133
Property and equipment, net	270,512	259,588
Goodwill	1,616,154	1,358,524
Intangible assets, net	482,904	378,107
Long-term investments	161,278	173,752
Other non-current assets	118,230	80,761
TOTAL ASSETS	$3,805,828	$3,409,865
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Current maturities of long-term debt	$15,844	$—
Accounts payable, trade	98,314	64,398
Deferred revenue	155,499	126,297
Accrued expenses and other current liabilities	355,232	343,490
Total current liabilities	624,889	534,185
Long-term debt, net of current maturities	580,000	95,844
Income taxes payable	479,945	450,533
Deferred income taxes	323,403	302,213
Other long-term liabilities	31,830	16,601

Redeemable noncontrolling interests	58,126	50,349

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock $.001 par value; authorized 1,600,000,000 shares; issued 250,982,079 and 234,100,950 shares, respectively, and outstanding 78,471,784 and 77,126,881 shares, respectively	251	234
Class B convertible common stock $.001 par value; authorized 400,000,000 shares; issued 16,157,499 shares and outstanding 5,789,499 shares, respectively	16	16
Additional paid-in capital	11,607,367	11,280,173
Accumulated deficit	(318,519)	(477,785)
Accumulated other comprehensive loss	(32,169)	(12,443)
Treasury stock 182,878,295 and 167,342,069 shares, respectively	(9,601,218)	(8,885,146)
Total IAC shareholders' equity	1,655,728	1,905,049
Noncontrolling interests	51,907	55,091
Total shareholders' equity	1,707,635	1,960,140
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,805,828	$3,409,865
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2012	2011	2010
	(In thousands, except per share data)
Revenue	$2,800,933	$2,059,444	$1,636,815
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	992,470	761,244	593,816
Selling and marketing expense	898,761	614,174	492,206
General and administrative expense	396,013	328,728	316,500
Product development expense	101,869	78,760	65,097
Depreciation	52,481	56,719	63,897
Amortization of intangibles	35,771	22,057	27,472
Goodwill impairment	—	—	28,032
Total costs and expenses	2,477,365	1,861,682	1,587,020
Operating income	323,568	197,762	49,795
Equity in losses of unconsolidated affiliates	(25,345)	(36,300)	(25,676)
Other (expense) income, net	(9,161)	10,060	(1,433)
Earnings from continuing operations before income taxes	289,062	171,522	22,686
Income tax (provision) benefit	(119,215)	4,047	(32,079)
Earnings (loss) from continuing operations	169,847	175,569	(9,393)
Gain on Liberty Exchange	—	—	140,768
Loss from discontinued operations, net of tax	(9,051)	(3,992)	(37,023)
Net earnings	160,796	171,577	94,352
Net (earnings) loss attributable to noncontrolling interests	(1,530)	2,656	5,007
Net earnings attributable to IAC shareholders	$159,266	$174,233	$99,359

Per share information attributable to IAC shareholders:
Basic earnings (loss) per share from continuing operations	$1.95	$2.05	$(0.04)
Diluted earnings (loss) per share from continuing operations	$1.81	$1.89	$(0.04)
Basic earnings per share	$1.85	$2.01	$0.93
Diluted earnings per share	$1.71	$1.85	$0.93

Dividends declared per share	$0.72	$0.12	$—

Non-cash compensation expense by function:
Cost of revenue	$6,219	$5,359	$4,510
Selling and marketing expense	4,760	4,807	4,228
General and administrative expense	68,640	70,894	69,082
Product development expense	6,006	7,528	6,460
Total non-cash compensation expense	$85,625	$88,588	$84,280
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Net earnings	$160,796	$171,577	$94,352
Other comprehensive income (loss):
Change in foreign currency translation adjustment (net of tax benefit of $4,711 in 2010)	712	(49,438)	(4,504)
Change in net unrealized (losses) gains on available-for-sale securities (net of tax benefit of $3,981 in 2012, tax provision of $5,460 in 2011, and tax benefit of $1,555 in 2010)	(19,827)	11,212	(2,720)
Total other comprehensive loss	(19,115)	(38,226)	(7,224)
Comprehensive income	141,681	133,351	87,128
Comprehensive (income) loss attributable to noncontrolling interests	(2,141)	10,893	5,274
Comprehensive income attributable to IAC shareholders	$139,540	$144,244	$92,402

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

		IAC Shareholders' Equity

		Common Stock $.001 Par Value		Class B Convertible Common Stock $.001 Par Value		Additional Paid-in Capital		Accumulated Other Comprehensive Income (Loss)	Treasury Stock
	Redeemable Noncontrolling Interests	$	Shares	$	Shares		Accumulated Deficit			Total IAC Shareholders' Equity	Noncontrolling Interests	Total Shareholders' Equity
		(In thousands)
Balance as of December 31, 2009	$28,180	$223	222,658	$16	16,157	$10,942,128	$(751,377)	$24,503	$(7,468,532)	$2,746,961	$—	$2,746,961
Net (loss) earnings for the year ended December 31, 2010	(5,007)	—	—	—	—	—	99,359	—	—	99,359	—	99,359
Other comprehensive loss, net of tax	(267)	—	—	—	—	—	—	(6,957)	—	(6,957)	—	(6,957)
Noncontrolling interests related to acquisitions	23,583	—	—	—	—	—	—	—	—	—	—	—
Noncontrolling interests created by a decrease in the ownership of a subsidiary contributed to a consolidated Latin American venture	15,750	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation expense	—	—	—	—	—	85,048	—	—	—	85,048	—	85,048
Issuance of common stock upon exercise of stock options, vesting of restricted stock units and other, net of withholding taxes	—	3	2,864	—	—	30,930	—	—	—	30,933	—	30,933
Income tax provision related to the exercise of stock options, vesting of restricted stock units and other	—	—	—	—	—	(12,237)	—	—	—	(12,237)	—	(12,237)
Purchase of treasury stock	—	—	—	—	—	—	—	—	(530,885)	(530,885)	—	(530,885)
Receipt of stock in the Liberty Exchange	—	—	—	—	—	—	—	—	(364,169)	(364,169)	—	(364,169)
Adjustment of redeemable noncontrolling interests to fair value	(2,059)	—	—	—	—	2,059	—	—	—	2,059	—	2,059
Other	(311)	—	352	—	—	(44)	—	—	—	(44)	—	(44)
Balance as of December 31, 2010	$59,869	$226	225,874	$16	16,157	$11,047,884	$(652,018)	$17,546	$(8,363,586)	$2,050,068	$—	$2,050,068
Net (loss) earnings for the year ended December 31, 2011	(239)	—	—	—	—	—	174,233	—	—	174,233	(2,417)	171,816
Other comprehensive loss, net of tax	(2,968)	—	—	—	—	—	—	(29,989)	—	(29,989)	(5,269)	(35,258)
Noncontrolling interests related to acquisition of Meetic S.A.	36,656	—	—	—	—	—	—	—	—	—	64,831	64,831
Decrease in redeemable noncontrolling interests in a consolidated Latin American venture resulting from the acquisition of Meetic	(37,917)	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation expense	—	—	—	—	—	86,725	—	—	—	86,725	1,049	87,774
Issuance of common stock upon exercise of stock options, vesting of restricted stock units and other, net of withholding taxes	—	5	5,010	—	—	56,731	—	—	—	56,736	—	56,736
Income tax benefit related to the exercise of stock options, vesting of restricted stock units and other	—	—	—	—	—	28,363	—	—	—	28,363	—	28,363
Issuance of common stock upon the exercise of warrants	—	3	3,217	—	—	76,039	—	—	—	76,042	—	76,042
Dividends	—	—	—	—	—	(11,296)	—	—	—	(11,296)	(3,103)	(14,399)
Purchase of treasury stock	—	—	—	—	—	—	—	—	(518,637)	(518,637)	—	(518,637)
Receipt of stock in the Liberty Exchange	—	—	—	—	—	—	—	—	(2,923)	(2,923)	—	(2,923)
Purchase of noncontrolling interests	(5,779)	—	—	—	—	—	—	—	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	4,273	—	—	—	—	(4,273)	—	—	—	(4,273)	—	(4,273)
Other	(3,546)	—	—	—	—	—	—	—	—	—	—	—
Balance as of December 31, 2011	$50,349	$234	234,101	$16	16,157	$11,280,173	$(477,785)	$(12,443)	$(8,885,146)	$1,905,049	$55,091	$1,960,140

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Continued)

		IAC Shareholders' Equity

		Common Stock $.001 Par Value		Class B Convertible Common Stock $.001 Par Value		Additional Paid-in Capital		Accumulated Other Comprehensive Income (Loss)	Treasury Stock
	Redeemable Noncontrolling Interests	$	Shares	$	Shares		Accumulated Deficit			Total IAC Shareholders' Equity	Noncontrolling Interests	Total Shareholders' Equity
		(In thousands)
Net (loss) earnings for the year ended December 31, 2012	(1,118)	—	—	—	—	—	159,266	—	—	159,266	2,648	161,914
Other comprehensive income (loss), net of tax	207	—	—	—	—	—	—	(19,726)	—	(19,726)	404	(19,322)
Non-cash compensation expense	—	—	—	—	—	82,807	—	—	—	82,807	2,818	85,625
Issuance of common stock upon exercise of stock options, vesting of restricted stock units and other, net of withholding taxes	—	5	5,153	—	—	(16,503)	—	—	—	(16,498)	—	(16,498)
Income tax benefit related to the exercise of stock options, vesting of restricted stock units and other	—	—	—	—	—	49,967	—	—	—	49,967	—	49,967
Issuance of common stock upon the exercise of warrants	—	12	11,728	—	—	284,099	—	—	—	284,111	—	284,111
Dividends	—	—	—	—	—	(68,901)	—	—	—	(68,901)	—	(68,901)
Purchase of treasury stock	—	—	—	—	—	—	—	—	(716,072)	(716,072)	—	(716,072)
Purchase of redeemable noncontrolling interests	(2,955)	—	—	—	—	—	—	—	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	4,275	—	—	—	—	(4,275)	—	—	—	(4,275)	—	(4,275)
Transfer from noncontrolling interests to redeemable noncontrolling interests	10,049	—	—	—	—	—	—	—	—	—	(10,049)	(10,049)
Other	(2,681)	—	—	—	—	—	—	—	—	—	995	995
Balance as of December 31, 2012	$58,126	$251	250,982	$16	16,157	$11,607,367	$(318,519)	$(32,169)	$(9,601,218)	$1,655,728	$51,907	$1,707,635
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net earnings	$160,796	$171,577	$94,352
Less: (loss) earnings from discontinued operations, net of tax	(9,051)	(3,992)	103,745
Earnings (loss) from continuing operations	169,847	175,569	(9,393)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	85,625	88,588	84,280
Depreciation	52,481	56,719	63,897
Amortization of intangibles	35,771	22,057	27,472
Goodwill impairment	—	—	28,032
Impairment of long-term investments	8,685	—	7,844
Deferred income taxes	37,076	(35,483)	(6,074)
Equity in losses of unconsolidated affiliates	25,345	36,300	25,676
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(30,991)	(58,314)	(32,901)
Other current assets	(22,991)	1,287	(8,636)
Accounts payable and other current liabilities	(14,384)	57,228	54,188
Income taxes payable	(10,091)	(29,215)	76,749
Deferred revenue	1,864	48,950	19,653
Other, net	16,290	8,700	9,920
Net cash provided by operating activities attributable to continuing operations	354,527	372,386	340,707
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(411,035)	(278,469)	(17,333)
Capital expenditures	(51,201)	(39,954)	(39,829)
Proceeds from maturities and sales of marketable debt securities	195,501	584,935	763,326
Purchases of marketable debt securities	(53,952)	(203,970)	(838,155)
Proceeds from sales of long-term investments	14,194	15,214	5,324
Purchases of long-term investments	(36,094)	(90,245)	(2,283)
Dividend received from Meetic S.A.	—	—	11,355
Other, net	(9,501)	(12,697)	(501)
Net cash used in investing activities attributable to continuing operations	(352,088)	(25,186)	(118,096)
Cash flows from financing activities attributable to continuing operations:
Proceeds from issuance of long-term debt	500,000	—	—
Purchase of treasury stock	(691,830)	(507,765)	(539,598)
Issuance of common stock, net of withholding taxes	262,841	132,785	25,939
Dividends	(68,163)	(10,668)	—
Excess tax benefits from stock-based awards	57,101	22,166	14,291
Liberty Exchange	—	—	(217,921)
Other, net	(15,648)	(8,751)	79
Net cash provided by (used in) financing activities attributable to continuing operations	44,301	(372,233)	(717,210)
Total cash provided by (used in) continuing operations	46,740	(25,033)	(494,599)
Total cash used in discontinued operations	(3,472)	(8,417)	(7,545)
Effect of exchange rate changes on cash and cash equivalents	2,556	(4,496)	(1,754)
Net increase (decrease) in cash and cash equivalents	45,824	(37,946)	(503,898)
Cash and cash equivalents at beginning of period	704,153	742,099	1,245,997
Cash and cash equivalents at end of period	$749,977	$704,153	$742,099
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION
IAC is a leading media and internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor.com and Vimeo.com. Focused in the areas of search, applications, online dating, local and media, IAC's family of websites is one of the largest in the world, with more than a billion monthly visits across more than 30 countries. IAC includes the businesses comprising its Search & Applications, Match, Local, Media and Other segments, as well as investments in unconsolidated affiliates.
All references to "IAC," the "Company," "we," "our" or "us" in this report are to IAC/InterActiveCorp.
Search & Applications
Our Search & Applications segment consists of: Websites, including Ask.com, About.com and Dictionary.com, through which we provide search services and content; and Applications, including our direct to consumer downloadable applications business ("B2C") and our partnership operations ("B2B"), as well as our Ask.com and Dictionary.com downloadable applications.
Match
Through the brands and businesses within our Match segment, we are a leading provider of subscription-based and ad-supported online personals services in North America, Europe, Latin America, Australia and Asia. We provide these services through websites and applications that we own and operate. Our European operations are conducted through an 81% stake in Meetic, S.A. ("Meetic"), which is based in France. See Note 5 for additional information related to the Meetic acquisition.
Local
Our Local segment consists of HomeAdvisor (formerly ServiceMagic) and CityGrid Media. HomeAdvisor is a leading online marketplace for matching consumers with home services professionals in the United States. HomeAdvisor connects consumers, by way of patented proprietary technologies, with home services professionals, all of which are pre-screened and the majority of which are customer-rated. Through a majority investment, HomeAdvisor also operates businesses in the online home services space in France and the United Kingdom under various brands. CityGrid Media is an online media company that owns and operates CityGrid, an advertising network that integrates local content and advertising for distribution to both affiliated and third party publishers across web and mobile platforms, as well as proprietary websites, such as Citysearch.com and Urbanspoon.com, through which consumers can access local merchant information and reviews online.
Media
Our Media segment consists primarily of Vimeo, Electus, Connected Ventures (which operates CollegeHumor Media and Notional), News_Beast (formerly The Newsweek/DailyBeast Company) and DailyBurn.
Other
Our Other segment consists primarily of Shoebuy, a leading internet retailer of footwear and related apparel and accessories, and Tutor, an online tutoring solution which was acquired in December 2012.
Discontinued Operations
On December 1, 2010, IAC exchanged (on a tax-free basis) the stock of a wholly-owned subsidiary that held our Evite, Gifts.com and IAC Advertising Solutions businesses and $217.9 million in cash for substantially all of Liberty Media Corporation's ("Liberty") equity stake in IAC (the "Liberty Exchange"). See Note 12 for additional information related to this exchange. In addition, during the fourth quarter of 2010, InstantAction ceased operations. Evite, Gifts.com, IAC Advertising Solutions and InstantAction were previously reported in IAC's former Media & Other segment.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation and Accounting for Investments
The consolidated financial statements include the accounts of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest. Intercompany transactions and accounts have been eliminated.
Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial matters of the investee, but does not have a controlling financial interest, are accounted for using the equity method. Investments in entities in which the Company does not have the ability to exercise significant influence over the operating and

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

financial matters of the investee are accounted for using the cost method. The Company evaluates each cost and equity method investment for impairment on a quarterly basis and recognizes an impairment loss if a decline in value is determined to be other-than-temporary. Such impairment evaluations include, but are not limited to: the current business environment, including competition; going concern considerations such as financial condition and the rate at which the investee company utilizes cash and the investee company's ability to obtain additional financing to achieve its business plan; the need for changes to the investee company's existing business model due to changing business environments and its ability to successfully implement necessary changes; and comparable valuations. If the Company has not identified events or changes in circumstances that may have a significant adverse effect on the fair value of a cost method investment, then the fair value of such cost method investment is not estimated, as it is impracticable to do so.
Accounting Estimates
Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.
On an ongoing basis, the Company evaluates its estimates and judgments including those related to: the fair values of marketable securities and other investments; the recoverability of goodwill and indefinite-lived intangible assets; the useful lives and recovery of definite-lived intangible assets and property and equipment; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts and revenue reserves; the reserves for income tax contingencies; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. The Company bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that the Company considers relevant.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, services are rendered or merchandise is delivered to customers, the fee or price charged is fixed or determinable and collectability is reasonably assured. Deferred revenue is recorded when payments are received in advance of the Company's rendering of services or delivery of merchandise.
Search & Applications
The Search & Applications segment's revenue consists principally of advertising revenue which is generated primarily through the display of paid listings in response to search queries, as well as from advertisements appearing on its destination search websites and portals and certain third party websites and the syndication of search results generated by Ask-branded destination search websites. The Company obtains the substantial majority of its paid listings from third-party providers, primarily Google Inc. ("Google"). Paid listings are priced on a price per click and when the Company delivers a user's click to a paid listing supplied by Google, Google bills the advertiser and shares a portion of its resulting paid listing fee with the Company. The Company recognizes paid listing revenue from Google when it delivers the user's click. In cases where the user's click is generated by a third party site, the Company recognizes the amount due from Google as revenue and records the revenue share obligation to the third-party site as traffic acquisition costs.
Match
Match's revenue consists primarily of subscription fee revenue generated from customers who subscribe to online personals services on Match.com and most of Match's other personals websites. Subscription fee revenue is recognized over the terms of the applicable subscriptions, which primarily range from one to six months. Deferred revenue at Match is $103.9 million and $94.9 million at December 31, 2012 and 2011, respectively. Match also earns revenue from online advertising, primarily from OkCupid, which was acquired in January 2011. Online advertising revenue is recognized every time an ad is displayed.
Local
HomeAdvisor's lead acceptance revenue is generated and recognized when an in-network home service professional is delivered a consumer lead. HomeAdvisor's activation revenue is generated through the enrollment and activation of a new home service professional. Activation revenue is initially deferred and recognized over 24 months. Deferred revenue at HomeAdvisor is $3.0 million and $3.8 million at December 31, 2012 and 2011, respectively.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

CityGrid Media's revenue is primarily generated through the sale of local and national online advertising. There are several types of internet advertisements, and the way in which advertising revenue is earned varies among them. Depending upon the terms, revenue might be earned every time a user clicks on an ad, every time an ad is displayed, or every time a user clicks-through on the ad and takes a specified action on the destination site.
Media
Revenue of media businesses included in this segment is generated primarily through advertising, media production and subscriptions. Advertising revenue is recognized every time an ad is displayed or over the period earned, media production revenue is recognized based on delivery and acceptance and subscription fee revenue is recognized over the terms of the applicable subscriptions, which are one month or one year.
Other
Shoebuy's revenue consists of merchandise sales, reduced by incentive discounts and sales returns, and is recognized when delivery to the customer has occurred. Delivery is considered to have occurred when the customer takes title and assumes the risks and rewards of ownership, which is on the date of shipment. Accruals for returned merchandise are based on historical experience. Shipping and handling fees billed to customers are recorded as revenue. The costs associated with shipping goods to customers are recorded as cost of revenue.
Cash and Cash Equivalents
Cash and cash equivalents include cash and short-term investments, with maturities of less than 91 days from the date of purchase. Domestically, cash equivalents primarily consist of AAA rated money market funds. Internationally, cash equivalents primarily consist of AAA rated money market funds and time deposits.
Marketable Securities
The Company invests in certain marketable securities, which primarily consist of short-to-intermediate-term debt securities issued by investment grade corporate issuers. The Company only invests in marketable securities with active secondary or resale markets to ensure portfolio liquidity and the ability to readily convert investments into cash to fund current operations or satisfy other cash requirements as needed. From time to time, the Company may invest in marketable equity securities as part of its investment strategy. All marketable securities are classified as available-for-sale and are reported at fair value. The unrealized gains and losses on marketable securities, net of tax, are included in accumulated other comprehensive income as a separate component of shareholders' equity. The specific-identification method is used to determine the cost of securities sold and the amount of unrealized gains and losses reclassified out of accumulated other comprehensive income into earnings.
The Company employs a methodology that considers available evidence in evaluating potential other-than-temporary impairments of its investments. Investments are considered to be impaired when a decline in fair value below the amortized cost basis is determined to be other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been less than the amortized cost basis, the financial condition and near-term prospects of the issuer, and whether it is not more likely than not that the Company will be required to sell the security before the recovery of the amortized cost basis, which may be maturity. If a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded in current earnings and a new cost basis in the investment is established.
Accounts Receivable
Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts and revenue reserves. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company's previous loss history, the specific customer's ability to pay its obligation to the Company and the condition of the general economy and the customer's industry. The Company writes off accounts receivable when they become uncollectible. The Company also maintains allowances to reserve for potential credits issued to customers or other revenue adjustments. The amount of these reserves are based, in part, on historical experience.
Property and Equipment
Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Asset Category	Estimated Useful Lives
Buildings and leasehold improvements	3 to 39 Years
Computer equipment and capitalized software	2 to 3 Years
Furniture and other equipment	3 to 10 Years
The Company capitalizes certain internal use software costs including external direct costs utilized in developing or obtaining the software and compensation and other employee-related costs for personnel directly associated with the development of the software. Capitalization of such costs begins when the preliminary project stage is complete and ceases when the project is substantially complete and ready for its intended purpose. During 2011, the Company wrote-off $4.9 million in capitalized software costs associated with the exit of the Company's direct sponsored listings business. The net book value of capitalized internal use software is $33.4 million and $29.2 million at December 31, 2012 and 2011, respectively.
Goodwill and Indefinite-Lived Intangible Assets
Goodwill acquired in business combinations is assigned to the reporting unit(s) that are expected to benefit from the combination as of the acquisition date. The Company assesses goodwill and indefinite-lived intangible assets for impairment annually as of October 1, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset below its carrying value. In 2012, the Company adopted Accounting Standards Update ("ASU") 2011-08, "Testing Goodwill for Impairment", which gives companies the option to qualitatively assess whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is not more likely than not that the fair value of the reporting unit is less than its carrying value, no further assessment of that reporting unit's goodwill is necessary. If it is more likely than not that the fair value of the reporting unit is less than its carrying value, then the goodwill must be tested using a two-step process based on prior accounting guidance, and if the carrying value of a reporting unit's goodwill exceeds its implied fair value, an impairment loss equal to the excess is recorded. The Company also adopted Accounting Standards Update 2012-02 "Testing Indefinite-Lived Intangible Assets for Impairment" in 2012, which gives companies the option to qualitatively assess whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. If it is not more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying value, the fair value of the asset does not need to be determined. If it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying value, then the indefinite-lived intangible asset must be tested based on prior accounting guidance, and if its carrying value exceeds its estimated fair value, an impairment loss equal to the excess is recorded. See Note 6 for discussion of impairment charges recorded in 2010. There are no impairment charges recorded in 2012 and 2011.
The Company's reporting units are consistent with its determination of its operating segments. Goodwill is tested for impairment at the reporting unit level. The Company's operating segments, reporting units and reportable segments are as follows:

Operating Segment and Reporting Unit	Reportable Segment
Search & Applications	Search & Applications
Match	Match
HomeAdvisor	Local
CityGrid Media	Local
Connected Ventures	Media
DailyBurn	Media
Shoebuy	Other
Tutor	Other
Media and Other include other operating segments that do not have goodwill. See Note 15 for additional information regarding the Company's method of determining operating and reportable segments.
The fair value of each of the Company's seven reporting units, excluding Tutor which was acquired in December 2012, exceed their carrying values by more than 20% at October 1, 2012, the date of our most recent annual impairment assessment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Long-Lived Assets and Intangible Assets with Definite Lives
Long-lived assets, which consist of property and equipment and intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. Amortization of definite-lived intangible assets is computed either on a straight-line basis or based on the period in which the economic benefits of the asset will be realized.
Fair Value Measurements
The Company categorizes its assets and liabilities measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:

•	Level 1: Observable inputs obtained from independent sources, such as quoted prices for identical assets and liabilities in active markets.

•
Level 2: Other inputs that are observable directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair value of the Company's Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

•
Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities. See Note 9 for a discussion of fair value measurements made using Level 3 inputs.

The Company's non-financial assets, such as goodwill, intangible assets and property and equipment, as well as equity and cost method investments, are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs. See Note 6 for a discussion of goodwill and intangible asset impairment charges and Note 8 for a discussion of impairment charges related to equity and cost method investments.
Traffic Acquisition Costs
Traffic acquisition costs consist of payments made to partners who distribute our B2B customized browser-based applications, integrate our paid listings into their websites or direct traffic to our websites. These payments include amounts based on revenue share and other arrangements. The Company expenses these payments as a component of cost of revenue in the accompanying consolidated statement of operations.
Advertising Costs
Advertising costs are expensed in the period incurred (when the advertisement first runs for production costs that are initially capitalized) and represent online marketing, including fees paid to search engines and third parties that distribute our B2C downloadable applications, and offline marketing, principally television and radio advertising. Advertising expense is $779.7 million, $497.2 million and $371.2 million for the years ended December 31, 2012, 2011 and 2010, respectively.
The Company capitalizes and amortizes the costs associated with certain distribution arrangements that require it to pay a fee per access point delivered. These access points are generally in the form of downloadable applications associated with our B2C operations. These fees are amortized over the estimated useful lives of the access points to the extent the Company can reasonably estimate a probable future economic benefit and the period over which such benefit will be realized (generally 18 months). Otherwise, the fees are charged to expense as incurred.
Legal Costs
Legal costs are expensed as incurred.
Income Taxes
The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense.
The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.
Earnings Per Share
Basic earnings per share ("Basic EPS") is computed by dividing net earnings attributable to IAC shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vested resulting in the issuance of common stock that could share in the earnings of the Company.
Foreign Currency Translation and Transaction Gains and Losses
The financial position and operating results of substantially all foreign operations are consolidated using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenue and expenses are translated at average rates of exchange during the period. Translation gains and losses are included in accumulated other comprehensive income as a component of shareholders' equity. Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the consolidated statement of operations as a component of other (expense) income, net.
Translation gains and losses relating to foreign entities that are liquidated or substantially liquidated are reclassified out of accumulated other comprehensive income into earnings. Such gains totaled $9.2 million during the year ended December 31, 2011, and are included in "Loss from discontinued operations, net of tax" in the accompanying consolidated statement of operations.
Stock-Based Compensation
Stock-based compensation is measured at the grant date based on the fair value of the award and is generally expensed over the requisite service period. See Note 14 for a further description of the Company's stock-based compensation plans.
Redeemable Noncontrolling Interests
In connection with the acquisition of certain subsidiaries, management of these businesses has retained an ownership interest. The Company is party to fair value put and call arrangements with respect to these interests. These put and call arrangements allow management of these businesses to require the Company to purchase their interests or allow the Company to acquire such interests at fair value, respectively. These put and call arrangements become exercisable by the Company and the counter-party at various dates over the next four years. There are no put and call arrangements that became exercisable during 2012 and 2010. During 2011, one of these arrangements became exercisable. These put arrangements are exercisable by the counter-party outside the control of the Company. Accordingly, to the extent that the fair value of these interests exceeds the value determined by normal noncontrolling interest accounting, the value of such interests is adjusted to fair value with a corresponding adjustment to additional paid-in capital. During the years ended December 31, 2012, 2011 and 2010, the Company recorded adjustments of $4.3 million, $4.3 million and $(2.1) million, respectively, to increase (reduce) these interests to fair value.
Noncontrolling interests in the consolidated subsidiaries of the Company should ordinarily be reported on the consolidated balance sheet within shareholders' equity, separately from the Company's equity. However, securities that are redeemable at the option of the holder and not solely within the control of the issuer, must be classified outside of shareholders' equity. Accordingly, if redemption of the noncontrolling interests is outside the control of the Company, the interests are included outside of shareholders' equity in the accompanying consolidated balance sheet.
Redeemable noncontrolling interests at December 31, 2012 and 2011 primarily relate to Meetic and certain operations included in the Media and Other segments. Redeemable noncontrolling interests at December 31, 2010 primarily relate to the international operations of Match and certain operations included in the Media and Other segments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Noncontrolling Interests
Noncontrolling interests at December 31, 2012 and 2011 relate principally to Meetic.
Certain Risks and Concentrations
A substantial portion of the Company's revenue is derived from online advertising, the market for which is highly competitive and rapidly changing. Significant changes in this industry or changes in advertising spending behavior or in customer buying behavior could adversely affect our operating results. Most of the Company's online advertising revenue is attributable to a services agreement with Google, which expires on March 31, 2016. Our services agreement requires that we comply with certain guidelines promulgated by Google. Subject to certain limitations, Google may unilaterally update its policies and guidelines, which could in turn require modifications to, or prohibit and/or render obsolete certain of, our products, services and/or business practices, which could be costly to address or otherwise have an adverse effect on our business, financial condition and results of operations. For the years ended December 31, 2012, 2011 and 2010, revenue earned from Google is $1.4 billion, $970.4 million and $727.9 million, respectively. This revenue is earned by the businesses comprising the Search & Applications segment. Accounts receivable related to revenue earned from Google totaled $125.3 million and $105.7 million at December 31, 2012 and 2011, respectively.
The Company's business is subject to certain risks and concentrations including dependence on third party technology providers, exposure to risks associated with online commerce security and credit card fraud.
Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and marketable securities. Cash and cash equivalents are maintained with financial institutions and are in excess of Federal Deposit Insurance Corporation insurance limits.
NOTE 3—CONSOLIDATED FINANCIAL STATEMENT DETAILS

	December 31,
	2012	2011
	(In thousands)
Other current assets:
Income taxes receivable	$27,437	$7,728
Prepaid expenses	22,877	19,769
Capitalized downloadable search toolbar costs, net	22,205	17,704
Deferred income taxes	20,343	41,045
Production costs	20,099	12,538
Other	43,378	13,471
Other current assets	$156,339	$112,255

	December 31,
	2012	2011
	(In thousands)
Property and equipment, net:
Buildings and leasehold improvements	$238,652	$235,737
Computer equipment and capitalized software	197,402	186,016
Furniture and other equipment	42,949	43,156
Projects in progress	19,303	7,643
Land	5,117	5,117
	503,423	477,669
Accumulated depreciation and amortization	(232,911)	(218,081)
Property and equipment, net	$270,512	$259,588

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	December 31,
	2012	2011
	(In thousands)
Other non-current assets:
Income taxes receivable	$79,130	$58,870
Other	39,100	21,891
Other non-current assets	$118,230	$80,761

	December 31,
	2012	2011
	(In thousands)
Accrued expenses and other current liabilities:
Accrued revenue share expense	$78,196	$80,628
Accrued advertising expense	73,381	68,782
Accrued employee compensation and benefits	51,537	83,692
Unsettled treasury stock purchases	35,113	10,871
Income taxes payable	17,679	3,630
Other	99,326	95,887
Accrued expenses and other current liabilities	$355,232	$343,490

	December 31,
	2012	2011
	(In thousands)
Accumulated other comprehensive loss:
Foreign currency translation adjustment, net of tax	$(25,073)	$(25,174)
Unrealized (losses) gains on available-for-sale securities, net of tax	(7,096)	12,731
Accumulated other comprehensive loss	$(32,169)	$(12,443)

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Revenue:
Service revenue	$2,639,409	$1,932,289	$1,522,217
Product revenue	161,524	127,155	114,598
Revenue	$2,800,933	$2,059,444	$1,636,815

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Cost of revenue:
Cost of service revenue	$837,113	$666,424	$508,640
Cost of product revenue	155,357	94,820	85,176
Cost of revenue	$992,470	$761,244	$593,816

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Other (expense) income, net:
Interest income	$3,462	$5,205	$6,517
Interest expense	(6,149)	(5,430)	(5,404)
Non-income tax refunds related to Match Europe, which was sold in 2009	—	4,630	—
Foreign currency exchange (losses) gains, net	(1,050)	3,660	314
Gains on sales of investments	3,326	1,974	3,989
Impairment of long-term investments	(8,685)	—	(7,844)
Other	(65)	21	995
Other (expense) income, net	$(9,161)	$10,060	$(1,433)
NOTE 4—INCOME TAXES
U.S. and foreign earnings from continuing operations before income taxes are as follows:

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
U.S.	$214,675	$142,623	$20,603
Foreign	74,387	28,899	2,083
Total	$289,062	$171,522	$22,686
The components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Current income tax provision (benefit):
Federal	$56,439	$49,450	$27,271
State	9,204	(26,510)	7,785
Foreign	16,496	8,496	3,097
Current income tax provision	82,139	31,436	38,153
Deferred income tax provision (benefit):
Federal	40,414	(23,293)	(7,031)
State	1,978	639	1,646
Foreign	(5,316)	(12,829)	(689)
Deferred income tax provision (benefit)	37,076	(35,483)	(6,074)
Income tax provision (benefit)	$119,215	$(4,047)	$32,079
The current income tax payable was reduced by $57.1 million, $22.2 million and $10.0 million for the years ended December 31, 2012, 2011 and 2010, respectively, for excess tax deductions attributable to stock-based compensation including settlements of vested stock-based awards denominated in subsidiaries' equity. The related income tax benefits are recorded as increases to additional paid-in capital.
The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below. The valuation allowance is related to items for which it is more likely than not that

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the tax benefit will not be realized.

	December 31,
	2012	2011
	(In thousands)
Deferred tax assets:
Accrued expenses	$13,708	$25,130
Net operating loss carryforwards	27,177	31,000
Tax credit carryforwards	5,095	10,518
Stock-based compensation	66,962	84,543
Income tax reserves, including related interest	60,596	57,016
Fair value investments	11,474	578
Equity method investments	13,809	12,850
Other	14,089	21,912
Total deferred tax assets	212,910	243,547
Less valuation allowance	(60,783)	(45,084)
Net deferred tax assets	152,127	198,463
Deferred tax liabilities:
Property and equipment	(6,018)	(16,264)
Investment in subsidiaries	(373,652)	(374,282)
Intangible and other assets	(60,830)	(56,597)
Other	(14,602)	(11,437)
Total deferred tax liabilities	(455,102)	(458,580)
Net deferred tax liability	$(302,975)	$(260,117)
Included in "Other current assets" in the accompanying consolidated balance sheet at December 31, 2012 and 2011 is a current deferred tax asset of $20.3 million and $41.0 million, respectively, and included in "Other non-current assets" in the accompanying consolidated balance sheet at December 31, 2012 and 2011 is a non-current deferred tax asset of $0.1 million and $1.4 million, respectively. In addition, included in "Accrued expenses and other current liabilities" in the accompanying consolidated balance sheet at December 31, 2011 is a current deferred tax liability of $0.4 million.
At December 31, 2012, the Company has federal and state net operating losses ("NOLs") of $29.6 million and $92.1 million, respectively. If not utilized, the federal NOLs will expire at various times between 2023 and 2032, and the state NOLs will expire at various times between 2013 and 2032. Utilization of federal NOLs will be subject to limitations under Section 382 of the Internal Revenue Code of 1986, as amended. In addition, utilization of certain state NOLs may be subject to limitations under state laws similar to Section 382 of the Internal Revenue Code of 1986. At December 31, 2012, the Company has foreign NOLs of $46.5 million available to offset future income. Of these foreign NOLs, $40.0 million can be carried forward indefinitely and $6.5 million will expire at various times between 2013 and 2032. During 2012, the Company recognized tax benefits related to NOLs of $2.1 million. Included in this amount is $0.6 million of tax benefits of acquired attributes which was recorded as a reduction in goodwill. At December 31, 2012, the Company has $8.9 million of federal capital losses and $248.4 million of state capital losses. If not utilized, the federal and state capital losses will expire between 2013 and 2017. Utilization of capital losses will be limited to the Company's ability to generate future capital gains.
At December 31, 2012, the Company has tax credit carryforwards of $14.9 million. Of this amount, $4.6 million related to federal credits for foreign taxes, $8.8 million related to state tax credits for research activities, and $1.4 million related to various state and local tax credits. Of these credit carryforwards, $10.2 million can be carried forward indefinitely and $4.6 million will expire within ten years.
During 2012, the Company's valuation allowance increased by $15.7 million primarily due to an unbenefited other-than-temporary impairment and unrealized losses in long-term marketable equity securities included in accumulated other comprehensive income and an increase in federal net operating losses. At December 31, 2012, the Company has a valuation allowance of $60.8 million related to the portion of tax loss carryforwards and other items for which it is more likely than not that the tax benefit will not be realized.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A reconciliation of the income tax provision (benefit) to the amounts computed by applying the statutory federal income tax rate to earnings from continuing operations before income taxes is shown as follows:

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Income tax provision at the federal statutory rate of 35%	$101,172	$60,033	$7,940
Reversal of deferred tax liability associated with investment in Meetic	—	(43,696)	—
Change in tax reserves, net	17,703	(15,493)	8,696
Foreign income taxed at a different statutory tax rate	(16,240)	(11,774)	(4,957)
Net adjustment related to the reconciliation of income tax provision accruals to tax returns	(3,876)	(7,298)	(38)
Federal valuation allowance on equity method investments	979	4,595	2,420
State income taxes, net of effect of federal tax benefit	7,650	5,592	5,310
Foreign tax credits	—	(1,076)	(5,255)
Non-deductible impairments of goodwill and intangible assets	—	—	13,661
Other, net	11,827	5,070	4,302
Income tax provision (benefit)	$119,215	$(4,047)	$32,079
No income taxes have been provided on indefinitely reinvested earnings of certain foreign subsidiaries aggregating $402.2 million at December 31, 2012. The amount of the unrecognized deferred income tax liability with respect to such earnings is $93.3 million.
A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest, is as follows:

	December 31,
	2012	2011	2010
	(In thousands)
Balance at January 1	$351,561	$389,909	$394,294
Additions based on tax positions related to the current year	6,278	1,749	3,060
Additions for tax positions of prior years	45,287	9,560	9,897
Reductions for tax positions of prior years	(17,545)	(26,595)	(13,164)
Settlements	(5,349)	(16,810)	(1,025)
Expiration of applicable statute of limitations	(951)	(6,252)	(3,153)
Balance at December 31	$379,281	$351,561	$389,909
At December 31, 2012 and 2011, unrecognized tax benefits, including interest, are $496.8 million and $462.8 million, respectively. The total unrecognized tax benefits at December 31, 2012 include $14.5 million that have been netted against the related deferred tax assets. Of the remaining balance, $468.2 million is reflected in "non-current income taxes payable" and $14.1 million is reflected in "accrued expenses and other current liabilities" in the accompanying consolidated balance sheet at December 31, 2012. Unrecognized tax benefits, including interest, for the year ended December 31, 2012 increased by $34.0 million due principally to a net increase in deductible timing differences and additions for tax positions related to prior years. Included in unrecognized tax benefits at December 31, 2012 is $75.7 million relating to tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. If unrecognized tax benefits at December 31, 2012 are subsequently recognized, $110.8 million and $222.3 million, net of related deferred tax assets and interest, would reduce income tax expense from continuing operations and discontinued operations, respectively. If unrecognized tax benefits at December 31, 2011 are subsequently recognized, $89.5 million and $213.6 million, net of related deferred tax assets and interest, would reduce income tax expense from continuing operations and discontinued operations, respectively.
The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in income tax provision. Included in the income tax provision for continuing operations for the years ended December 31, 2012, 2011

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

and 2010 is a $5.2 million expense, $1.4 million expense and $9.1 million expense, respectively, net of related deferred taxes of $3.1 million, $0.9 million and $5.8 million, respectively, for interest on unrecognized tax benefits. Included in income tax provision for discontinued operations for the years ended December 31, 2012, 2011 and 2010 is a $2.8 million benefit, $6.7 million expense and $7.0 million expense, respectively, net of related deferred taxes of $1.7 million, $4.2 million and $4.4 million, respectively, for interest on unrecognized tax benefits. At December 31, 2012 and 2011, the Company has accrued $117.5 million and $111.2 million, respectively, for the payment of interest. Included in the income tax provision for continuing operations for the year ended December 31, 2012 is a $0.4 million expense for an increase in penalties on unrecognized tax benefits. Included in income tax provision for continuing operations for the year ended December 31, 2011 is a $2.5 million benefit for a reduction in penalties on unrecognized tax benefits. At December 31, 2012 and 2011, the Company has accrued $5.0 million and $2.5 million, respectively, for penalties.
The Company is routinely under audit by federal, state, local and foreign authorities in the area of income tax. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service ("IRS") has substantially completed its audit of the Company's tax returns for the years ended December 31, 2001 through 2009. The settlement of these tax years has not yet been submitted to the Joint Committee of Taxation for approval. The statute of limitations for the years 2001 through 2009 has been extended to December 31, 2013, and we expect it to be extended further. Various state and local jurisdictions are currently under examination, the most significant of which are California, New York and New York City for various tax years beginning with 2005. Income taxes payable include reserves considered sufficient to pay assessments that may result from examination of prior year tax returns. Changes to reserves from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided may be material. Differences between the reserves for income tax contingencies and the amounts owed by the Company are recorded in the period they become known. The Company believes that it is reasonably possible that its unrecognized tax benefits could decrease by $122.2 million within twelve months of the current reporting date, of which approximately $13.4 million could decrease income tax provision, primarily due to settlements, expirations of statutes of limitations, and the reversal of deductible temporary differences that will primarily result in a corresponding decrease in net deferred tax assets. An estimate of other changes in unrecognized tax benefits, while potentially significant, cannot be made.
NOTE 5—BUSINESS COMBINATIONS
Acquisition of About, Inc.

On September 24, 2012, IAC completed its purchase of all the outstanding shares of About, Inc. (“The About Group”), an online content and reference library offering expert, quality content across 90,000 topics. The purchase price was $300 million in cash, plus an amount equal to the net working capital of $17.1 million at closing.

The financial results of The About Group are included in IAC's consolidated financial statements, within the Search & Applications segment, beginning October 1, 2012. For the year ended December 31, 2012, the Company included $30.1 million of revenue and net earnings of $3.8 million in its consolidated statement of operations related to The About Group.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The table below summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

(In thousands)
Cash and cash equivalents	$998
Other current assets	22,657
Property and equipment	8,988
Goodwill	190,616
Intangible assets	103,289
Other assets	770
Total assets	327,318
Current liabilities	(7,027)
Other long-term liabilities	(3,179)
Net assets	$317,112

The purchase price was based on the expected financial performance of The About Group, not on the value of the net identifiable assets at the time of acquisition, which resulted in a significant portion of the purchase price being attributed to goodwill. The expected financial performance of The About Group reflects that it is complementary and synergistic to the existing businesses of the Company's Search & Applications segment, particularly Ask.com.
Intangible assets are as follows:

	(In thousands)	Weighted-Average Useful Life (Years)
Indefinite-lived trade names	$33,700	Indefinite
Content	47,800	4.0
Technology	12,789	3.0
Advertiser relationships	7,500	2.0
Customer lists	1,500	3.0
Total	$103,289	3.6
The About Group's other current assets, property and equipment, other assets, current liabilities and other long-term liabilities were reviewed and adjusted to their fair values at the date of acquisition, as necessary. The fair value of trade names was determined using a relief from royalty method. The fair value of content was determined using an excess earnings method. The fair value of developed technology was determined using replacement cost. The fair value of advertiser relationships was determined using a "with and without" method, which determines the present value of profits that would be lost without the relationships. The fair value of customer lists was determined using an excess earnings method. The valuations of the intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows and the determination of royalty and discount rates. Substantially all of the amount attributed to goodwill is tax deductible.
Acquisition of Meetic
In 2009, Match acquired a 27% ownership interest in Meetic. Match accounted for this interest under the equity method of accounting through August 31, 2011. During the third quarter of 2011, Match acquired an additional 12.5 million shares of Meetic for $272.0 million in cash pursuant to a tender offer. These additional shares increased Match's voting interest and ownership interest in Meetic to 79% and 81%, respectively, resulting in Match obtaining a controlling financial interest in Meetic. Accordingly, this purchase was accounted for under the acquisition method of accounting and the financial results of Meetic are included within IAC's consolidated financial statements and the Match operating segment beginning September 1, 2011. For the year ended December 31, 2011, the Company included $46.1 million of revenue, net of a $32.6 million write-off of deferred revenue, and a net loss of $8.6 million in its consolidated statement of operations related to Meetic.
Pro forma financial information

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The unaudited pro forma financial information in the table below summarizes the combined results of IAC, Meetic and The About Group as if the acquisition of The About Group had occurred on January 1, 2011 and the acquisition of Meetic had occurred on January 1, 2010. The pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of what the results would have been had the acquisitions actually occurred on the dates specified above. For the years ended December 31, 2012 and 2011, pro forma adjustments reflected below include a decrease of $6.3 million and an increase of $24.3 million in amortization of intangible assets, respectively.

	Years Ended December 31,
	2012	2011
	(In thousands, except per share data)
Revenue	$2,881,117	$2,374,812
Net earnings attributable to IAC shareholders	179,839	228,116
Basic earnings per share attributable to IAC shareholders	2.09	2.63
Diluted earnings per share attributable to IAC shareholders	1.93	2.42

NOTE 6—GOODWILL AND INTANGIBLE ASSETS
The Company assesses goodwill and indefinite-lived intangible assets for impairment annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset below its carrying value. The Company also reviews definite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of a definite-lived intangible asset may not be recoverable. The Company performs its annual assessment for impairment of goodwill and indefinite-lived intangible assets as of October 1 in connection with the preparation of its annual financial statements.
The Company determines the fair values of its reporting units using discounted cash flow ("DCF") analyses, and typically corroborates the concluded fair value using a market based valuation approach. Determining fair value requires the exercise of significant judgment, including judgment about the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on the Company's most recent budget and, for years beyond the budget, the Company's estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed annually based on the reporting units' current results and forecast, as well as macroeconomic and industry specific factors. The discount rates used in the Company's annual goodwill impairment assessment ranged from 13% to 25% in 2012 and 13% to 20% in 2011.
The Company determines the fair values of its indefinite-lived intangible assets using avoided royalty DCF analyses. Significant judgments inherent in these analyses include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license the Company's trade names and trademarks. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in the Company's annual indefinite-lived impairment assessment ranged from 10% to 18% in 2012 and 13% to 20% in 2011, and the royalty rates used ranged from 1% to 9% in both 2012 and 2011.
In connection with its annual assessment in 2010, the Company identified and recorded impairment charges at the Other segment related to the write-down of the goodwill and indefinite-lived intangible assets of Shoebuy of $28.0 million and $4.5 million, respectively, and the write-down of an indefinite-lived intangible asset of Search & Applications of $11.0 million. The indefinite-lived intangible asset impairment charge at Shoebuy related to trade names and trademarks. The goodwill and indefinite-lived intangible asset impairment charges at Shoebuy reflected expectations of lower revenue and profit performance in future years due to Shoebuy's 2010 fourth quarter revenue and profit performance, which is its seasonally strongest quarter. The indefinite-lived intangible asset impairment charge at Search & Applications was primarily due to lower future revenue projections associated with a trade name and trademark based largely upon the impact of 2010's full year results.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The indefinite-lived and definite-lived intangible asset impairment charges are included in amortization of intangibles in the accompanying consolidated statement of operations.
The balance of goodwill and intangible assets, net is as follows:

	December 31,
	2012	2011
	(In thousands)
Goodwill	$1,616,154	$1,358,524
Intangible assets with indefinite lives	378,964	351,488
Intangible assets with definite lives, net	103,940	26,619
Total goodwill and intangible assets, net	$2,099,058	$1,736,631
The following table presents the balance of goodwill by reporting unit, including the changes in the carrying value of goodwill, for the year ended December 31, 2012:

	Balance at December 31, 2011	Additions	(Deductions)	Foreign Exchange Translation	Balance at December 31, 2012
	(In thousands)
Search & Applications	$526,444	$197,458	$(252)	$—	$723,650
Match	667,073	23,250	(555)	(5,833)	683,935
HomeAdvisor	109,947	1,880	—	(169)	111,658
CityGrid Media	17,751	14,373	—	—	32,124
Local	127,698	16,253	—	(169)	143,782
Connected Ventures	8,267	—	—	—	8,267
DailyBurn	7,323	—	—	—	7,323
Media	15,590	—	—	—	15,590
Shoebuy	21,719	—	—	—	21,719
Tutor	—	27,478	—	—	27,478
Other	21,719	27,478	—	—	49,197
Total	$1,358,524	$264,439	$(807)	$(6,002)	$1,616,154
Additions primarily relate to the acquisition of The About Group.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the balance of goodwill by reporting unit, including the changes in the carrying value of goodwill, for the year ended December 31, 2011:

	Balance at December 31, 2010	Additions	(Deductions)	Foreign Exchange Translation	Balance at December 31, 2011
	(In thousands)
Search & Applications	$526,681	$—	$(237)	$—	$526,444
Match	297,974	397,115	—	(28,016)	667,073
HomeAdvisor	109,917	—	(3)	33	109,947
CityGrid Media	17,450	301	—	—	17,751
Local	127,367	301	(3)	33	127,698
Connected Ventures	8,436	—	(169)	—	8,267
DailyBurn	7,323	—	—	—	7,323
Media	15,759	—	(169)	—	15,590
Shoebuy	21,712	7	—	—	21,719
Other	21,712	7	—	—	21,719
Total	$989,493	$397,423	$(409)	$(27,983)	$1,358,524
Additions principally relate to the acquisitions of Meetic and OkCupid.
The December 31, 2012, 2011 and 2010 goodwill balances include accumulated impairment losses of $916.9 million, $28.0 million and $11.6 million at Search & Applications, Shoebuy and Connected Ventures, respectively.
Intangible assets with indefinite lives are trade names and trademarks acquired in various acquisitions. At December 31, 2012, intangible assets with definite lives are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net	Weighted-Average Useful Life (Years)
	(In thousands)
Content	$47,800	$(4,733)	$43,067	4.0
Technology	37,545	(11,663)	25,882	2.9
Trade names	22,742	(7,044)	15,698	3.6
Advertiser and supplier relationships	16,446	(7,676)	8,770	4.4
Customer lists	11,800	(1,277)	10,523	3.7
Total	$136,333	$(32,393)	$103,940	3.7
At December 31, 2011, intangible assets with definite lives are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net	Weighted-Average Useful Life (Years)
	(In thousands)
Customer lists	$18,050	$(8,837)	$9,213	1.0
Technology	16,145	(3,858)	12,287	2.2
Supplier relationships	8,946	(5,298)	3,648	6.4
Trade names	6,063	(4,592)	1,471	3.4
Total	$49,204	$(22,585)	$26,619	2.6

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

At December 31, 2012, amortization of intangible assets with definite lives for each of the next five years and thereafter is estimated to be as follows:

Years Ending December 31,	(In thousands)
2013	$45,110
2014	30,637
2015	17,157
2016	7,435
2017	2,472
Thereafter	1,129
Total	$103,940
NOTE 7—MARKETABLE SECURITIES
At December 31, 2012, current available-for-sale marketable securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
Corporate debt securities	$13,608	$19	$—	$13,627
Total debt securities	13,608	19	—	13,627
Equity security	—	6,977	—	6,977
Total marketable securities	$13,608	$6,996	$—	$20,604
At December 31, 2011, current available-for-sale marketable securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
Corporate debt securities	$48,621	$99	$(15)	$48,705
States of the U.S. and state political subdivisions	111,758	587	(22)	112,323
Total debt securities	160,379	686	(37)	161,028
Equity security	4,656	11	—	4,667
Total marketable securities	$165,035	$697	$(37)	$165,695
The net unrealized gains in the tables above are included in "Accumulated other comprehensive loss" in the accompanying consolidated balance sheet.
The contractual maturities of debt securities classified as available-for-sale at December 31, 2012 are as follows:

	Amortized Cost	Estimated Fair Value
	(In thousands)
Due in one year or less	$12,606	$12,607
Due after one year through two years	1,002	1,020
Total	$13,608	$13,627

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

At December 31, 2012 there are no investments in marketable securities that are in an unrealized loss position. At December 31, 2011, there are no investments in marketable securities that have been in a continuous unrealized loss position for twelve months or longer. The following table summarizes investments in marketable debt securities at December 31, 2011 that have been in a continuous unrealized loss position for less than twelve months:

	Fair Value	Gross Unrealized Losses
	(In thousands)
Corporate debt securities	$12,920	$(15)
States of the U.S. and state political subdivisions	11,711	(22)
Total	$24,631	$(37)
The following table presents the proceeds from maturities and sales of current and non-current available-for-sale marketable securities and the related gross realized gains and losses:

	December 31,
	2012	2011	2010
	(In thousands)
Proceeds from maturities and sales of available-for-sale marketable securities	$205,944	$600,149	$768,650
Gross realized gains	4,075	2,482	4,802
Gross realized losses	(5)	(41)	(19)
Gross realized gains and losses from the maturities and sales of available-for-sale marketable securities are included in "Other (expense) income, net" in the accompanying consolidated statement of operations.
Unrealized gains, net of tax, reclassified out of accumulated other comprehensive income (loss) into other (expense) income, net related to the maturities and sales of available-for-sale securities for the years ended December 31, 2012, 2011 and 2010 are $2.1 million, $2.8 million and $3.2 million, respectively.

NOTE 8—LONG-TERM INVESTMENTS
The balance of long-term investments is comprised of:

	December 31,
	2012	2011
	(In thousands)
Cost method investments	$113,830	$82,318
Long-term marketable equity securities	31,244	74,691
Equity method investments	8,104	10,873
Auction rate security	8,100	5,870
Total long-term investments	$161,278	$173,752
Cost method investments
In the third quarter of 2011, the Company acquired a 20% interest in Zhenai Inc. ("Zhenai"), a leading provider of online matchmaking services in China. Our voting power is limited by a shareholders agreement. In light of this limitation and the significance of our interest relative to other shareholders, we do not have the ability to exercise significant influence over the operating and financial matters of Zhenai and this investment is accounted for as a cost method investment.
In the fourth quarter of 2010, the Company recorded a $7.8 million impairment charge related to the write-down of a cost method investment to fair value. The impairment charge was determined to be other-than-temporary due to the investee's inability to achieve its 2010 cash flow forecast during its seasonally strongest fourth quarter and the Company's assessment that

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the investee would be unable to continue to operate without new outside financing. The impairment charge is included in "Other (expense) income, net" in the accompanying consolidated statement of operations.
Long-term marketable equity securities
The cost basis of the Company's long-term marketable equity securities at December 31, 2012 is $42.1 million, with a gross unrealized loss of $10.8 million included in "Accumulated other comprehensive loss" in the accompanying consolidated balance sheet. The cost basis of the Company's long-term marketable equity securities at December 31, 2011 is $53.1 million, with gross unrealized gains of $29.8 million and a gross unrealized loss of $8.2 million included in "Accumulated other comprehensive loss" in the accompanying consolidated balance sheet. At December 31, 2012, the Company's long-term marketable equity securities are both in an unrealized loss position. The Company evaluated the near-term prospects of the issuers in relation to the severity and duration of the unrealized losses. The Company recorded an $8.7 million other-than-temporary impairment charge related to the security that was in a continuous unrealized loss position for more than one year, based on the Company's evaluation of the near-term prospects of the issuer in relation to the severity (fair value was 50 percent less than cost) and duration of the unrealized loss. The impairment charge is included in “Other (expense) income, net” in the accompanying consolidated statement of operations. The Company does not consider the second security to be other-than-temporarily impaired at December 31, 2012 based on the Company's evaluation of the near term prospects of the issuer in relation to the severity and duration, less than two months, of the unrealized loss and the Company's ability and intent to hold this security for a reasonable period of time sufficient for an expected recovery of fair value.
Equity method investments
In 2012, the Company recorded a pre-tax non-cash charge of $18.6 million related to the re-measurement of the carrying value of our equity method investment in News_Beast to fair value in connection with our acquisition of a controlling interest in June 2012. The re-measurement charge is included in "Equity in losses of unconsolidated affiliates" in the accompanying consolidated statement of operations.
In 2011, the Company recorded a pre-tax non-cash charge of $11.7 million related to the re-measurement of the carrying value of our equity method investment in Meetic to fair value in connection with our acquisition of a controlling interest in August 2011. The re-measurement charge is included in "Equity in losses of unconsolidated affiliates" in the accompanying consolidated statement of operations.
In the first quarter of 2010, the Company recorded an $18.3 million impairment charge to write-down an equity method investment to fair value. The decline in value was determined to be other-than-temporary due to the investee's continued losses and negative operating cash flows. The Company estimated the fair value of its investment using a multiple of revenue approach. The impairment charge is included in "Equity in losses of unconsolidated affiliates" in the accompanying consolidated statement of operations.
The comparability of the summarized aggregated financial information presented below is affected by changes in ownership of our various equity method investments over the three-year period ended December 31, 2012. The operating data for 2010 is primarily comprised of Meetic; the operating data for 2011 is primarily comprised of Meetic and News_Beast; and the operating data for 2012 is primarily comprised of News_Beast. The balance sheet data at December 31, 2011 is primarily comprised of News_Beast and the balance sheet data at December 31, 2012 is comprised of our equity method investments other than Meetic and News_Beast. During 2010 and through August 31, 2011 we accounted for our 27% ownership interest in Meetic as an equity method investment. In 2011 we acquired a controlling interest in Meetic and as a result, Meetic is included within our consolidated financial statements beginning September 1, 2011. During 2011 and through May 31, 2012 we accounted for our 50% ownership interest in News_Beast as an equity method investment. In 2012 we acquired a controlling interest in News_Beast and as a result, News_Beast is included within our consolidated financial statements beginning June 1, 2012.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Summarized aggregated financial information for the Company's equity method investments is as follows:

	December 31,
	2012	2011
	(In thousands)
Balance sheet data(a):
Current assets	$10,603	$42,527
Non-current assets	25,472	45,852
Current liabilities	(20,227)	(47,085)
Non-current liabilities	(5,962)	(11,044)

	Twelve Months Ended December 31,
	2012	2011	2010
	(In thousands)
Operating data(a):
Net sales	$78,058	$368,433	$275,584
Gross profit	16,777	105,749	67,716
Net (loss) income	(30,761)	(17,636)	14,083
_______________________________________________________________________________

(a)
Summarized financial information for the Company's equity method investments is presented for the periods during which the Company holds or held an equity ownership interest. The summarized financial information for certain equity method investments is presented on a one quarter lag.

Auction rate security
See Note 9 for information regarding the auction rate security.
NOTE 9—FAIR VALUE MEASUREMENTS
The following tables present the Company's assets and liabilities that are measured at fair value on a recurring basis:

	December 31, 2012
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$545,290	$—	$—	$545,290
Time deposits	—	11,994	—	11,994
Marketable securities:
Corporate debt securities	—	13,627	—	13,627
Equity security	6,977	—	—	6,977
Long-term investments:
Auction rate security	—	—	8,100	8,100
Marketable equity securities	31,244	—	—	31,244
Total	$583,511	$25,621	$8,100	$617,232

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	December 31, 2011
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Treasury and government agency money market funds	$321,314	$—	$—	$321,314
Commercial paper	—	237,942	—	237,942
Time deposits	—	4,750	—	4,750
Marketable securities:
Corporate debt securities	—	48,705	—	48,705
States of the U.S. and state political subdivisions	—	112,323	—	112,323
Equity security	4,667	—	—	4,667
Long-term investments:
Auction rate security	—	—	5,870	5,870
Marketable equity securities	74,691	—	—	74,691
Total	$400,672	$403,720	$5,870	$810,262
Liabilities:
Contingent consideration arrangement	$—	$—	$(10,000)	$(10,000)
The following tables present the changes in the Company's assets and liabilities that are measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	For the Year Ended
	December 31, 2012		December 31, 2011
	Auction Rate Security	Contingent Consideration Arrangement	Auction Rate Securities	Contingent Consideration Arrangement
	(In thousands)
Balance at January 1	$5,870	$(10,000)	$13,100	$—
Total net gains (losses) (realized and unrealized):
Included in other comprehensive loss	2,230	—	(2,230)	—
Fair value at date of acquisition	—	—	—	(40,000)
Settlements	—	10,000	(5,000)	30,000
Balance at December 31	$8,100	$—	$5,870	$(10,000)
There are no gains or losses included in earnings for the years ended December 31, 2012, 2011 and 2010, relating to the Company's assets and liabilities that are measured at fair value on a recurring basis using significant unobservable inputs.
Auction rate security
The Company's auction rate security is valued by discounting the estimated future cash flow streams of the security over the life of the security. Credit spreads and other risk factors are also considered in establishing fair value. The cost basis of the auction rate security is $10.0 million, with gross unrealized losses of $1.9 million and $4.1 million at December 31, 2012 and December 31, 2011, respectively. The unrealized losses are included in "Accumulated other comprehensive loss" in the accompanying consolidated balance sheet. At December 31, 2012, the auction rate security is rated A-/WR and matures in 2035. The Company does not consider the auction rate security to be other-than-temporarily impaired at December 31, 2012, due to its high credit rating and because the Company does not intend to sell this security, and it is not more likely than not that the Company will be required to sell this security, before the recovery of its amortized cost basis, which may be maturity.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Contingent consideration arrangement
On January 20, 2011, Match acquired OkCupid for $50.0 million in cash, plus potential additional consideration of up to $40.0 million that was contingent upon OkCupid's 2011 earnings performance. During the second quarter of 2011, the provisions of this contingent consideration arrangement were amended. Pursuant to the amendment, $30.0 million was paid to the former owners of OkCupid, and a potential additional payment of up to $10.0 million was contingent upon revised performance goals. The fair value of the OkCupid contingent consideration arrangement at December 31, 2011 was based upon the achievement of the performance goals which required a $10.0 million payment.
NOTE 10—FINANCIAL INSTRUMENTS
The fair values of the financial instruments listed below have been determined by the Company using available market information and appropriate valuation methodologies.

	December 31, 2012		December 31, 2011
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Assets:
Cash and cash equivalents	$749,977	$749,977	$704,153	$704,153
Marketable securities	20,604	20,604	165,695	165,695
Long-term marketable equity securities	31,244	31,244	74,691	74,691
Liabilities:
Current maturities of long-term debt	(15,844)	(15,875)	—	—
Long-term debt, net of current maturities	(580,000)	(581,994)	(95,844)	(93,339)
The carrying value of cash equivalents approximates fair value due to their short-term maturity. The fair value of long-term debt, including current maturities, is estimated using quoted market prices or indices for similar liabilities and taking into consideration other factors such as credit quality and maturity. See Note 2 for description of the method used to determine the fair value of marketable securities and long-term marketable equity securities. The fair value of long-term debt, including current maturities, is determined only for disclosure purposes and is based on Level 3 inputs.
NOTE 11—LONG-TERM DEBT
The balance of long-term debt is comprised of:

	December 31,
	2012	2011
	(In thousands)
7.00% Senior Notes due January 15, 2013 (the "2002 Senior Notes"); interest payable each January 15 and July 15 which commenced July 15, 2003	$15,844	$15,844
4.75% Senior Notes due December 15, 2022 (the "2012 Senior Notes"); interest payable each June 15 and December 15 commencing June 15, 2013	500,000	—
5% New York City Industrial Development Agency Liberty Bonds due September 1, 2035; interest payable each March 1 and September 1 which commenced March 1, 2006	80,000	80,000
Total long-term debt	595,844	95,844
Less current maturities	(15,844)	—
Long-term debt, net of current maturities	$580,000	$95,844
On December 21, 2012, the Company issued $500.0 million aggregate principal amount of 4.75% Senior Notes due December 15, 2022 in a private offering. The 2012 Senior Notes were issued at par. At any time prior to December 15, 2017, we may redeem the 2012 Senior Notes at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest and a make-whole premium. Thereafter, we may redeem the 2012 Senior Notes at the redemption prices set

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	102.375%
2018	101.583%
2019	100.792%
2020 and thereafter	100.000%
Certain domestic subsidiaries have unconditionally guaranteed the 2012 Senior Notes. The indenture governing the 2012 Senior Notes contains covenants that limit our ability and the ability of our subsidiaries to, among other things, incur additional indebtedness, pay dividends or make other distributions, repurchase or redeem our stock, make investments, sell assets, incur liens, enter into agreements restricting our subsidiaries' ability to pay dividends, enter into transactions with affiliates and consolidate, and merge or sell all or substantially all of our assets.
On December 21, 2012, the Company entered into a $300.0 million revolving credit facility, which expires on December 21, 2017. The annual fee to maintain the revolving credit facility is 25 basis points. At December 31, 2012, there are no outstanding borrowings under the revolving credit facility. IAC's obligation under the revolving credit facility is unconditionally guaranteed by certain domestic subsidiaries and is also secured by the stock of certain of our domestic and foreign subsidiaries.
In connection with the financing of the construction of IAC's corporate headquarters, on August 31, 2005, the New York City Industrial Development Agency (the "Agency") issued $80 million in aggregate principal amount of New York City Industrial Development Agency Liberty Bonds (IAC/InterActiveCorp Project), Series 2005 (the "Liberty Bonds"). IAC is obligated to make all principal, interest and other payments in respect of the Liberty Bonds pursuant to certain security and payment arrangements between IAC and the Agency, which arrangements were entered into in connection with the closing of the Liberty Bond issuance. IAC's payment obligation under the Liberty Bonds is collateralized by a mortgage interest in the corporate headquarters building.
Long-term debt maturities are as follows:

Years Ending December 31,	(In thousands)
2013	$15,844
2022	500,000
2035	80,000
Total	$595,844
NOTE 12—SHAREHOLDERS' EQUITY
Description of Common Stock and Class B Convertible Common Stock
With respect to matters that may be submitted to a vote or for the consent of IAC's shareholders generally, including the election of directors, each holder of shares of IAC common stock and IAC Class B common stock vote together as a single class. In connection with any such vote, each holder of IAC common stock is entitled to one vote for each share of IAC common stock held and each holder of IAC Class B common stock is entitled to ten votes for each share of IAC Class B common stock held. Notwithstanding the foregoing, the holders of shares of IAC common stock, acting as a single class, are entitled to elect 25% of the total number of IAC's directors, and, in the event that 25% of the total number of directors shall result in a fraction of a director, then the holders of shares of IAC common stock, acting as a single class, are entitled to elect the next higher whole number of IAC's directors. In addition, Delaware law requires that certain matters be approved by the holders of shares of IAC common stock or holders of IAC Class B common stock voting as a separate class.
Shares of IAC Class B common stock are convertible into shares of IAC common stock at the option of the holder thereof, at any time, on a share-for-share basis. Such conversion ratio will in all events be equitably preserved in the event of any recapitalization of IAC by means of a stock dividend on, or a stock split or combination of, outstanding shares of IAC common stock or IAC Class B common stock, or in the event of any merger, consolidation or other reorganization of IAC with another corporation. Upon the conversion of shares of IAC Class B common stock into shares of IAC common stock, those

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

shares of IAC Class B common stock will be retired and will not be subject to reissue. Shares of IAC common stock are not convertible into shares of IAC Class B common stock.
Except as described herein, shares of IAC common stock and IAC Class B common stock are identical. The holders of shares of IAC common stock and the holders of shares of IAC Class B common stock are entitled to receive, share for share, such dividends as may be declared by IAC's Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution, distribution of assets or winding-up of IAC, the holders of shares of IAC common stock and the holders of shares of IAC Class B common stock are entitled to receive, share for share, all the assets of IAC available for distribution to its stockholders, after the rights of the holders of any IAC preferred stock have been satisfied.
On December 1, 2010, Mr. Diller, Chairman of the Board and Senior Executive of the Company, entered into an agreement with Liberty, pursuant to which Liberty exchanged with Mr. Diller an aggregate of 4.3 million shares of Class B common stock for the same number of shares of common stock held by Mr. Diller. In consideration of Mr. Diller waiving certain pre-existing rights under the Stockholders Agreement with respect to Liberty's transfer to IAC of shares of common stock and Class B common stock, the Company agreed to permit Mr. Diller to exchange with IAC, on a one-for-one basis, from time to time until September 1, 2011 up to 1.5 million shares of common stock for shares of Class B common stock. During 2011, Mr. Diller exchanged 1.5 million shares of common stock for 1.5 million shares of Class B common stock.
Further, on December 1, 2010, the Company entered into a stock exchange agreement with Liberty. Under the agreement, Liberty agreed to exchange with IAC an aggregate of 4.3 million shares of common stock described above and an aggregate of 8.5 million shares of Class B common stock for the outstanding shares of Celebrate Interactive, Inc., a wholly owned subsidiary of IAC, which owned all of the equity interests of Evite, Inc., Giftco, Inc. and IAC Advertising, LLC and $217.9 million in cash.
The shares of common stock and Class B common stock exchanged by Liberty represented substantially all of the shares of common stock and all of the shares of Class B common stock owned beneficially and/or of record by Liberty.
Following consummation of the above transactions, Mr. Diller has 5.8 million shares of IAC's outstanding Class B common stock.
At December 31, 2012, Mr. Diller has 42.5% of the outstanding total voting power of the Company.

Description of Preferred Stock
IAC's Board of Directors has the authority to designate, by resolution, the powers, preferences, rights and qualifications, limitations and restrictions of preferred stock issued by IAC without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over shares of IAC common stock and shares of IAC Class B common stock with respect to dividend or liquidation rights or both. At December 31, 2012 and 2011 there is no preferred stock issued and outstanding.
Reserved Common Shares
In connection with equity compensation plans, 19.8 million shares of IAC common stock are reserved at December 31, 2012.
Warrants
A summary of changes in outstanding warrants is as follows:

	December 31, 2012
	Number of IAC Common Shares Underlying Warrants	Weighted Average Strike Price
	(Shares in thousands)
Outstanding at January 1, 2012	14,348	$28.40
Exercised	(14,348)	28.40
Outstanding at December 31, 2012	—	$—

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

During the year ended December 31, 2011, 3.9 million warrants were exercised. No warrants were exercised during the year ended December 31, 2010. No warrants were issued during the years ended December 31, 2012, 2011 and 2010.
Common Stock Repurchases
During 2012 and 2011, the Company purchased 15.5 million and 13.6 million shares of IAC common stock for aggregate consideration, on a trade date basis, of $716.1 million and $518.6 million, respectively.
On May 1, 2012, IAC's Board of Directors authorized the repurchase of up to 10 million shares of IAC common stock. At December 31, 2012, the Company has approximately 3.1 million shares remaining in its share repurchase authorization.
NOTE 13—EARNINGS PER SHARE
The following table sets forth the computation of basic and diluted earnings (loss) per share attributable to IAC shareholders.

	Years Ended December 31,
	2012		2011		2010
	Basic	Diluted	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Earnings (loss) from continuing operations	$169,847	$169,847	$175,569	$175,569	$(9,393)	$(9,393)
Net (earnings) loss attributable to noncontrolling interests	(1,530)	(1,530)	2,656	2,656	5,007	5,007
Earnings (loss) from continuing operations attributable to IAC shareholders	168,317	168,317	178,225	178,225	(4,386)	(4,386)
(Loss) earnings from discontinued operations attributable to IAC shareholders(a)	(9,051)	(9,051)	(3,992)	(3,992)	103,745	103,745
Net earnings attributable to IAC shareholders	$159,266	$159,266	$174,233	$174,233	$99,359	$99,359
Denominator:
Weighted average basic shares outstanding	86,247	86,247	86,755	86,755	106,274	106,274
Dilutive securities including stock options, warrants and RSUs(b)(c)(d)	—	6,842	—	7,566	—	—
Denominator for earnings per share—weighted average shares(b)(c)(d)	86,247	93,089	86,755	94,321	106,274	106,274
Earnings (loss) per share attributable to IAC shareholders:
Earnings (loss) per share from continuing operations	$1.95	$1.81	$2.05	$1.89	$(0.04)	$(0.04)
Discontinued operations	(0.10)	(0.10)	(0.04)	(0.04)	0.97	0.97
Earnings per share	$1.85	$1.71	$2.01	$1.85	$0.93	$0.93
__________________________________________________________________

(a)	Amounts in 2010 include the gain on the Liberty Exchange.

(b)
If the effect is dilutive, weighted average common shares outstanding include the incremental shares that would be issued upon the assumed exercise of stock options and warrants and vesting of restricted stock units ("RSUs") and performance-based stock units ("PSUs"). At December 31, 2012, there are no warrants outstanding. For the years ended December 31, 2012 and 2011, approximately 0.8 million and 1.0 million shares, respectively, related to potentially dilutive securities are excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive.

(c)
For the year ended December 31, 2010, the Company has a loss from continuing operations and as a result, no potentially dilutive securities are included in the denominator for computing diluted earnings per share because the impact would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding are used to compute all earnings per share amounts. For the year ended December 31, 2010, approximately 36.3 million shares related to potentially dilutive securities are excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(d)
Prior to 2012, no PSUs are included in diluted earnings per share. During 2012, there are approximately 2.7 million PSUs included in the calculation of diluted earnings per share, as their performance conditions have been met. For the years ended December 31, 2012, 2011 and 2010 approximately 0.1 million, 3.1 million and 2.9 million PSUs are excluded from the calculation of diluted earnings per share.

NOTE 14—STOCK-BASED COMPENSATION
IAC currently has two active plans under which awards have been granted. These plans cover stock options to acquire shares of IAC common stock, RSUs, PSUs and restricted stock, as well as provide for the future grant of these and other equity awards. These plans authorize the Company to grant awards to its employees, officers, directors and consultants. At December 31, 2012, there are 3.6 million shares available for grant under the Company's stock-based compensation plans.
The plans were adopted in 2005 and 2008, have a stated term of ten years, and provide that the exercise price of stock options granted will not be less than the market price of the Company's common stock on the grant date. The plans do not specify grant dates or vesting schedules of awards as those determinations have been delegated to the Compensation and Human Resources Committee of IAC's Board of Directors (the "Committee"). Each grant agreement reflects the vesting schedule for that particular grant as determined by the Committee. Broad-based stock option awards to date have generally vested in equal annual installments over a four-year period and RSU awards currently outstanding generally vest in equal annual installments over a three-year period, in each case, from the grant date. PSU awards to date generally cliff vest at the end of a two to three-year period from the date of grant. In addition to equity awards outstanding under the two plans, stock options and other equity awards outstanding under terminated plans and plans assumed in acquisitions are reflected in the information set forth below.
The amount of stock-based compensation expense recognized in the consolidated statement of operations is reduced by estimated forfeitures, as the expense recorded is based on awards that are ultimately expected to vest. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimated rate.
The total income tax benefit recognized in the accompanying consolidated statement of operations for the years ended December 31, 2012, 2011 and 2010 related to stock-based compensation is $31.3 million, $32.7 million and $32.2 million, respectively.
At December 31, 2012, there is $92.4 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.4 years.
Stock Options
A summary of changes in outstanding stock options is as follows:

	December 31, 2012
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	(Shares and intrinsic value in thousands)
Outstanding at January 1, 2012	10,525	$24.88
Granted	3,639	47.42
Exercised	(2,974)	19.57
Forfeited	(643)	33.69
Expired	(87)	25.83
Outstanding at December 31, 2012	10,460	$33.68	7.2	$146,556
Options exercisable	4,518	$25.33	5.2	$99,010

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes the information about stock options outstanding and exercisable at December 31, 2012:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at December 31, 2012	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price	Exercisable at December 31, 2012	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price
	(Shares in thousands)
$0.01 to $10.00	10	0.8	$4.63	10	0.8	$4.63
$10.01 to $20.00	1,549	5.1	16.84	1,468	5.0	16.83
$20.01 to $30.00	2,099	5.8	22.29	1,551	5.3	22.40
$30.01 to $40.00	2,594	8.2	32.36	768	8.0	32.27
$40.01 to $50.00	3,878	8.0	45.38	721	2.6	41.81
$50.01 to $60.00	330	9.1	59.15	—	—	—
	10,460	7.2	$33.68	4,518	5.2	$25.33
The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between IAC's closing stock price on the last trading day of 2012 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2012. This amount changes based on the fair market value of IAC's common stock. The total intrinsic value of stock options exercised during the years ended December 31, 2012, 2011 and 2010 is $84.8 million, $70.6 million and $16.4 million, respectively.
The fair value of each stock option award is estimated on the grant date using the Black-Scholes option pricing model. Approximately 3.6 million, 2.6 million and 2.4 million stock options were granted by the Company during the years ended December 31, 2012, 2011 and 2010, respectively.
The Black-Scholes option pricing model incorporates various assumptions, including expected volatility and expected term. During 2012, 2011 and 2010, expected stock price volatilities were estimated based on the Company's historical volatility. The risk-free interest rates are based on U.S. Treasury yields for notes with comparable terms as the awards, in effect at the grant date. The following are the weighted average assumptions used in the Black-Scholes option pricing model:

	Years Ended December 31,
	2012	2011	2010
Expected volatility	31%	30%	30%
Risk-free interest rate	0.6%	2.3%	2.4%
Expected term	4.4 years	6.1 years	5.6 years
Dividend yield	1.2	—	—
The weighted average fair value of stock options granted during the years ended December 31, 2012, 2011 and 2010 with exercise prices equal to the market prices of IAC's common stock on the date of grant are $10.69, $11.08 and $6.38, respectively. The weighted average exercise price and weighted average fair value of stock options granted during the years ended December 31, 2012 and 2010 with exercise prices greater than the market value of IAC's common stock on the date of grant are $60.00 and $7.61, and $32.00 and $11.05, respectively. There are no stock options issued during the year ended December 31, 2011 with exercise prices greater than the market value of IAC's common stock on the date of grant.
Cash received from stock option exercises and the related tax benefit realized for the years ended December 31, 2012, 2011 and 2010 are: $58.2 million and $74.3 million; $89.8 million and $25.5 million; and $39.1 million and $8.6 million, respectively.
Restricted Stock Units and Performance-based Stock Units
RSUs and PSUs are awards in the form of phantom shares or units, denominated in a hypothetical equivalent number of shares of IAC common stock and with the value of each RSU and PSU equal to the fair value of IAC common stock at the date of grant. RSUs and PSUs may be settled in cash, stock or both, as determined by the Committee at the time of grant. Each RSU and PSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

vests. PSUs also include performance-based vesting, where certain performance targets set at the time of grant must be achieved before an award vests. The Company recognizes expense for all RSUs and PSUs for which vesting is considered probable. For RSU grants, the expense is measured at the grant date as the fair value of IAC common stock and expensed as non-cash compensation over the vesting term. For PSU grants, the expense is measured at the grant date as the fair value of IAC common stock and expensed as non-cash compensation over the vesting term if the performance targets are considered probable of being achieved.
Nonvested RSUs and PSUs outstanding at December 31, 2012 and changes during the year ended December 31, 2012 are as follows:

	RSUs		PSUs
	Number of shares	Weighted Average Grant Date Fair Value	Number of shares(a)	Weighted Average Grant Date Fair Value
	(Shares in thousands)
Nonvested at January 1, 2012	560	$31.06	4,541	$24.41
Granted	191	46.03	16	48.75
Vested	(381)	27.08	(2,671)	21.19
Forfeited	—	—	(616)	28.44
Nonvested at December 31, 2012	370	$39.94	1,270	$29.39
_______________________________________________________________________________

(a)
Included in the table are PSUs which vest at the end of two or three years in varying amounts depending upon certain performance conditions. The PSU table above includes these awards at their maximum potential payout.

The weighted average fair value of RSUs and PSUs granted during the years ended December 31, 2012, 2011 and 2010 based on market prices of IAC's common stock on the grant date was $46.24, $32.41 and $23.05, respectively. The total fair value of RSUs and PSUs that vested during the years ended December 31, 2012, 2011 and 2010 was $139.0 million, $33.2 million and $23.6 million, respectively.
Equity Instruments Denominated in the Shares of Certain Subsidiaries
IAC has granted phantom equity units and stock options in various operating subsidiaries to certain members of the subsidiaries' management. These equity awards vest over a period of years or upon the occurrence of certain prescribed events. In some cases, IAC has taken a preferred interest in the subsidiary with a face value equal to the subsidiary's acquisition price or, when funding a start-up business, its investment cost, or a certain other fixed amount. In some cases, these preferred interests accrete with paid-in-kind dividends at a prescribed rate of return. The value of the phantom equity units and stock options is tied to the value of the common stock of the entity, with the equity awards management receives as a whole generally representing a small minority of the total common stock outstanding. Accordingly, these interests only have value to the extent the relevant business appreciates in value above the preferred interest (including the accretion of dividends), our investment cost or other fixed amount or, in the case of stock options, the initial value utilized to determine the exercise price. These interests can have significant value in the event of significant appreciation. The interests are ultimately settled in IAC common stock or cash at the option of IAC, with fair market value generally determined by negotiation or arbitration, at various dates through 2019. The expense associated with these equity awards is initially measured at fair value at the grant date and is expensed as non-cash compensation over the vesting term. The aggregate number of IAC common shares that would be required to settle these interests at current estimated fair values, including vested and unvested interests, at December 31, 2012 is 2.0 million shares, which is included in the calculation of diluted earnings per share if the effect is dilutive. The comparable amount at December 31, 2011 is 2.2 million shares.
NOTE 15—SEGMENT INFORMATION
The overall concept that IAC employs in determining its operating segments is to present the financial information in a manner consistent with how the chief operating decision maker and executive management view the businesses, how the businesses are organized as to segment management, and the focus of the businesses with regards to the types of services or products offered or the target market. Operating segments are combined for reporting purposes if they meet certain aggregation

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

criteria, which principally relate to the similarity of their economic characteristics or, in the case of Other, do not meet the quantitative thresholds that require presentation as separate operating segments.

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Revenue:
Search & Applications	$1,465,795	$1,040,507	$805,284
Match	713,449	518,027	400,723
Local	322,627	303,418	263,749
Media	164,824	70,164	49,692
Other	134,555	128,065	118,749
Inter-segment elimination	(317)	(737)	(1,382)
Total	$2,800,933	$2,059,444	$1,636,815

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Operating Income (Loss):
Search & Applications	$305,644	$204,006	$128,356
Match	205,492	137,555	115,367
Local	21,735	25,533	8,405
Media	(51,776)	(16,275)	(23,385)
Other	(7,689)	(3,896)	(31,600)
Corporate	(149,838)	(149,161)	(147,348)
Total	$323,568	$197,762	$49,795

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Operating Income Before Amortization(a):
Search & Applications	$313,146	$204,980	$140,792
Match	225,765	156,274	122,057
Local	24,932	28,284	10,671
Media	(44,827)	(15,845)	(21,849)
Other	(6,095)	(2,499)	2,091
Corporate	(67,957)	(62,787)	(64,183)
Total	$444,964	$308,407	$189,579

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	December 31,
	2012	2011
	(In thousands)
Segment Assets(b):
Search & Applications	$355,159	$246,459
Match	225,781	190,338
Local	46,842	46,581
Media	71,495	25,429
Other	28,842	15,910
Corporate	978,651	1,148,517
Total	$1,706,770	$1,673,234

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Depreciation:
Search & Applications	$14,995	$25,484	$35,754
Match	16,339	10,780	11,042
Local	10,136	10,388	7,785
Media	1,398	703	245
Other	1,074	851	828
Corporate	8,539	8,513	8,243
Total	$52,481	$56,719	$63,897

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Capital expenditures:
Search & Applications	$15,320	$8,698	$17,169
Match	19,853	17,447	10,087
Local	6,666	9,299	10,513
Media	1,178	905	474
Other	1,819	970	951
Corporate	6,365	2,635	635
Total	$51,201	$39,954	$39,829
_______________________________________________________________________________

(a)
The Company's primary metric is Operating Income Before Amortization, which is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment and (4) one-time items. The Company believes this measure is useful to investors because it represents the operating results from IAC's segments, taking into account depreciation, which it believes is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC's statement of operations of certain expenses, including non-cash compensation and acquisition related accounting. IAC endeavors to compensate for the limitations of the non-U.S. GAAP measure presented by providing the comparable U.S. GAAP measure with equal or greater prominence, financial statements prepared in accordance with U.S. GAAP, and descriptions of the reconciling items, including quantifying such items, to derive the non-U.S. GAAP measure.

(b)	Consistent with the Company's primary metric (described in (a) above), the Company excludes, if applicable, goodwill and intangible assets from the measure of segment assets presented above.
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Revenue
United States	$1,966,383	$1,583,322	$1,359,655
All other countries	834,550	476,122	277,160
Total	$2,800,933	$2,059,444	$1,636,815

	December 31,
	2012	2011
	(In thousands)
Long-lived assets (excluding goodwill and intangible assets)
United States	$251,379	$246,550
All other countries	19,133	13,038
Total	$270,512	$259,588
The following tables reconcile Operating Income Before Amortization to operating income (loss) for the Company's reportable segments:

	Year Ended December 31, 2012
	Operating Income Before Amortization	Non-Cash Compensation Expense	Amortization of Intangibles	Operating Income (Loss)
	(In thousands)
Search & Applications	$313,146	$(34)	$(7,468)	$305,644
Match	225,765	(2,818)	(17,455)	205,492
Local	24,932	—	(3,197)	21,735
Media	(44,827)	(770)	(6,179)	(51,776)
Other	(6,095)	(122)	(1,472)	(7,689)
Corporate	(67,957)	(81,881)	—	(149,838)
Total	$444,964	$(85,625)	$(35,771)	$323,568

	Year Ended December 31, 2011
	Operating Income Before Amortization	Non-Cash Compensation Expense	Amortization of Intangibles	Operating Income (Loss)
	(In thousands)
Search & Applications	$204,980	$202	$(1,176)	$204,006
Match	156,274	(1,642)	(17,077)	137,555
Local	28,284	—	(2,751)	25,533
Media	(15,845)	(427)	(3)	(16,275)
Other	(2,499)	(347)	(1,050)	(3,896)
Corporate	(62,787)	(86,374)	—	(149,161)
Total	$308,407	$(88,588)	$(22,057)	$197,762

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year Ended December 31, 2010
	Operating Income Before Amortization	Non-Cash Compensation Expense	Amortization of Intangibles	Goodwill Impairment	Operating (Loss) Income
	(In thousands)
Search & Applications	$140,792	$(630)	$(11,806)	$—	$128,356
Match	122,057	153	(6,843)	—	115,367
Local	10,671	—	(2,266)	—	8,405
Media	(21,849)	(458)	(1,078)	—	(23,385)
Other	2,091	(180)	(5,479)	(28,032)	(31,600)
Corporate	(64,183)	(83,165)	—	—	(147,348)
Total	$189,579	$(84,280)	$(27,472)	$(28,032)	$49,795
The following tables reconcile segment assets to total assets:

	December 31, 2012
	Segment Assets	Goodwill	Indefinite-Lived Intangible Assets	Definite-Lived Intangible Assets	Total Assets
	(In thousands)
Search & Applications	$355,159	$723,650	$197,304	$64,457	$1,340,570
Match	225,781	683,935	158,098	5,612	1,073,426
Local	46,842	143,782	5,382	21,104	217,110
Media	71,495	15,590	1,800	2,020	90,905
Other	28,842	49,197	16,380	10,747	105,166
Corporate(c)	978,651	—	—	—	978,651
Total	$1,706,770	$1,616,154	$378,964	$103,940	$3,805,828

	December 31, 2011
	Segment Assets	Goodwill	Indefinite-Lived Intangible Assets	Definite-Lived Intangible Assets	Total Assets
	(In thousands)
Search & Applications	$246,459	$526,444	$163,604	$6	$936,513
Match	190,338	667,073	156,699	21,501	1,035,611
Local	46,581	127,698	18,205	1,293	193,777
Media	25,429	15,590	1,800	—	42,819
Other	15,910	21,719	11,180	3,819	52,628
Corporate(c)	1,148,517	—	—	—	1,148,517
Total	$1,673,234	$1,358,524	$351,488	$26,619	$3,409,865
_____________________________________

(c)	Corporate assets consist primarily of cash and cash equivalents, marketable securities and IAC's headquarters building.
NOTE 16—COMMITMENTS
The Company leases land, office space, data center facilities and equipment used in connection with its operations under various operating leases, many of which contain escalation clauses. The Company is also committed to pay a portion of the related operating expenses under a data center lease agreement. These operating expenses are not included in the table below.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Future minimum payments under operating lease agreements are as follows:

Years Ending December 31,	(In thousands)
2013	$24,071
2014	25,565
2015	23,812
2016	23,268
2017	20,593
Thereafter	210,798
Total	$328,107
Expenses charged to operations under these agreements are $30.6 million, $31.3 million and $31.1 million for the years ended December 31, 2012, 2011 and 2010, respectively.
The Company's most significant operating lease is a 77 year ground lease for IAC's headquarters building in New York City and approximates 55% of the future minimum payments due under all operating lease agreements in the table above.
The Company also has funding commitments that could potentially require its performance in the event of demands by third parties or contingent events as follows:

	Amount of Commitment Expiration Per Period
	Total Amounts Committed	Less Than 1 Year	1-3 Years	3-5 Years
	(In thousands)
Letters of credit	$2,780	$2,780	$—	$—
Purchase obligations	41,109	18,785	22,233	91
Total commercial commitments	$43,889	$21,565	$22,233	$91
The letters of credit support the Company's casualty insurance program. The purchase obligations primarily include advertising commitments, which commitments are reducible or terminable such that these commitments can never exceed associated revenue by a meaningful amount. Purchase obligations also include minimum payments due under telecommunication contracts related to data transmission lines.
NOTE 17—CONTINGENCIES
In the ordinary course of business, the Company is a party to various lawsuits. The Company establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where we believe an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against us, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of the Company, these matters are subject to inherent uncertainties and management's view of these matters may change in the future. The Company also evaluates other contingent matters, including income and non-tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of the Company. See Note 4 for additional information related to income tax contingencies.
NOTE 18—SUPPLEMENTAL CASH FLOW INFORMATION
Supplemental Disclosure of Non-Cash Transactions for 2010
On December 1, 2010, in accordance with the Company's stock exchange agreement with Liberty, IAC exchanged $217.9 million in cash and all the outstanding shares of Celebrate Interactive, Inc., a wholly owned subsidiary of IAC that held all the equity interests of Evite, Inc., Giftco, Inc. and IAC Advertising, LLC, for substantially all of Liberty's shares of IAC common

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

stock and all of its shares of Class B common stock, which were valued at $364.2 million based on the closing price of IAC common stock on December 1, 2010.
On March 10, 2010, Match and Meetic completed a transaction in which Match contributed its Latin American business ("Match Latam") and Meetic contributed Parperfeito to a newly formed venture. These contributions, along with a $3.0 million payment from Match to Meetic, resulted in each party owning a 50% equity interest in the newly formed venture, which was valued at $72 million. No gain or loss was recognized on this transaction as the fair value of the consideration received by Match equaled the fair value of the assets exchanged.
Supplemental Disclosure of Cash Flow Information:
During 2010, IAC received a dividend of $11.4 million from Meetic, which the Company deemed to be a partial return of its investment. Accordingly, the dividend is reflected as a cash inflow from an investing activity in the accompanying consolidated statement of cash flows.

	Years Ended December 31,
	2012	2011	2010
	(In thousands)
Cash paid (received) during the year for:
Interest	$5,214	$5,128	$5,113
Income tax payments	43,316	42,094	19,311
Income tax refunds	(8,187)	(3,609)	(72,198)
NOTE 19—RELATED PARTY TRANSACTIONS
On December 1, 2010, the Company completed a tax-free exchange with Liberty. See Note 12 for additional information regarding this exchange.
In connection with and following the Expedia spin-off, the Company and Expedia entered into various commercial agreements, which generally include distribution agreements, services agreements and advertising agreements, as well as a cost sharing agreement. For the years ended December 31, 2012, 2011 and 2010, transactions related to these agreements have been immaterial. The Company and Expedia are related parties since they are under common control, given that Mr. Diller serves as Chairman and Senior Executive of both IAC and Expedia.
In addition, each of the Company and Expedia has a 50% ownership interest in an aircraft that may be used by both companies. Members of this aircraft's flight crew are employed by an entity in which each of the Company and Expedia has a 50% ownership interest. The Company and Expedia have agreed to share costs relating to flight crew compensation and benefits pro-rata according to each company's respective usage of the aircraft, for which they are separately billed by the entity described above. For the years ended December 31, 2012, 2011 and 2010, total payments made to this entity by the Company were immaterial.
NOTE 20—BENEFIT PLANS
IAC has a retirement savings plan in the United States that qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 50% of their pre-tax earnings, but not more than statutory limits. IAC contributes fifty cents for each dollar a participant contributes in this plan, with a maximum contribution of 3% of a participant's eligible earnings. Matching contributions for the plan for the years ended December 31, 2012, 2011 and 2010 are $6.5 million, $5.0 million and $4.9 million, respectively. The increase in matching contributions in 2012 is primarily related to increased participation in the plan. Matching contributions are invested in the same manner as each participant's voluntary contributions in the investment options provided under the plan. Investment options in the plan include IAC common stock, but neither participant nor matching contributions are required to be invested in IAC common stock.
IAC also has or participates in various benefit plans, principally defined contribution plans, for its international employees. IAC's contributions for these plans for the years ended December 31, 2012, 2011 and 2010 are $2.3 million, $1.4 million and $0.4 million, respectively. The increase in contributions for both 2012 and 2011 relates primarily to Meetic, consolidated beginning September 1, 2011.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 21—QUARTERLY RESULTS (UNAUDITED)

	Quarter Ended March 31	Quarter Ended June 30 (a)	Quarter Ended September 30	Quarter Ended December 31
	(In thousands, except per share data)
Year Ended December 31, 2012
Revenue	$640,600	$680,612	$714,470	$765,251
Cost of revenue	223,571	236,690	261,932	270,277
Operating income	62,765	97,476	78,033	85,294
Earnings from continuing operations	31,153	48,101	46,185	44,408
Earnings (loss) from discontinued operations, net of tax	3,684	(4,641)	(5,624)	(2,470)
Net earnings	34,837	43,460	40,561	41,938
Net earnings attributable to IAC shareholders	34,478	43,332	40,717	40,739
Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations(c)	$0.37	$0.56	$0.52	$0.49
Diluted earnings per share from continuing operations(c)	$0.34	$0.52	$0.49	$0.46
Basic earnings per share(c)	$0.42	$0.50	$0.46	$0.46
Diluted earnings per share(c)	$0.38	$0.47	$0.43	$0.43

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30 (b)	Quarter Ended December 31
	(In thousands, except per share data)
Year Ended December 31, 2011
Revenue	$460,213	$485,404	$516,884	$596,943
Cost of revenue	172,718	181,472	188,642	218,412
Operating income	37,336	58,231	46,740	55,455
Earnings from continuing operations	20,168	45,630	67,973	41,798
(Loss) earnings from discontinued operations, net of tax	(1,948)	(2,488)	(3,922)	4,366
Net earnings	18,220	43,142	64,051	46,164
Net earnings attributable to IAC shareholders	18,070	42,424	64,973	48,766
Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations(c)	$0.22	$0.50	$0.81	$0.53
Diluted earnings per share from continuing operations(c)	$0.21	$0.46	$0.73	$0.48
Basic earnings per share(c)	$0.20	$0.47	$0.77	$0.58
Diluted earnings per share(c)	$0.19	$0.44	$0.69	$0.53
_______________________________________________________________________________

(a)
The second quarter of 2012 includes an after-tax non-cash charge of $16.2 million related to the re-measurement of the carrying value of our equity method investment in News_Beast to fair value in connection with our acquisition of a controlling interest in June 2012.

(b)
The third quarter of 2011 includes an after-tax non-cash charge of $11.7 million related to the re-measurement of the carrying value of Match's 27% equity method investment in Meetic to fair value (i.e., the tender offer price of €15.00 per share) in connection with our acquisition of a controlling interest. The third quarter of 2011 also includes the reversal of a previously established deferred tax liability of $43.6 million in connection with the acquisition of Meetic.

(c)	Quarterly per share amounts may not add to the related annual per share amount because of differences in the average common shares outstanding during each period.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 22—GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION
The 2012 Senior Notes are unconditionally guaranteed, jointly and severally, by certain domestic subsidiaries which are 100% owned by the Company. The following tables present condensed consolidating financial information at December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 for: IAC, on a stand-alone basis; the combined guarantor subsidiaries of IAC; the combined non-guarantor subsidiaries of IAC; and IAC on a consolidated basis.

Balance sheet at December 31, 2012:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Cash and cash equivalents	$499,255	$—	$250,722	$—	$749,977
Marketable securities	20,604	—	—	—	20,604
Accounts receivable, net	43	142,627	87,160	—	229,830
Other current assets	58,441	54,568	44,367	(1,037)	156,339
Intercompany receivables	—	500,566	10,638,417	(11,138,983)	—
Property and equipment, net	4,116	179,582	86,814	—	270,512
Goodwill	—	1,162,721	453,433	—	1,616,154
Intangible assets, net	—	327,031	155,873	—	482,904
Investment in subsidiaries	12,913,747	611,869	—	(13,525,616)	—
Other non-current assets	320,586	16,509	109,912	(167,499)	279,508
Total assets	$13,816,792	$2,995,473	$11,826,698	$(24,833,135)	$3,805,828

Accounts payable, trade	$4,366	$64,888	$29,060	$—	$98,314
Other current liabilities	74,230	214,224	239,773	(1,652)	526,575
Long-term debt, net of current maturities	500,000	80,000	—	—	580,000
Income taxes payable	440,110	25,428	14,407	—	479,945
Intercompany liabilities	11,138,983	—	—	(11,138,983)	—
Other long-term liabilities	3,375	84,473	434,269	(166,884)	355,233
Redeemable noncontrolling interests	—	1,388	56,738	—	58,126
IAC shareholders' equity	1,655,728	2,525,072	11,000,544	(13,525,616)	1,655,728
Noncontrolling interests	—	—	51,907	—	51,907
Total liabilities and shareholders' equity	$13,816,792	$2,995,473	$11,826,698	$(24,833,135)	$3,805,828

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of operations for the year ended December 31, 2012:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Revenue	$—	$1,959,488	$847,798	$(6,353)	$2,800,933
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	5,194	592,007	400,174	(4,905)	992,470
Selling and marketing expense	4,081	659,498	236,647	(1,465)	898,761
General and administrative expense	121,919	151,204	122,873	17	396,013
Product development expense	5,611	64,222	32,036	—	101,869
Depreciation	832	33,631	18,018	—	52,481
Amortization of intangibles	—	10,881	24,890	—	35,771
Total costs and expenses	137,637	1,511,443	834,638	(6,353)	2,477,365
Operating (loss) income	(137,637)	448,045	13,160	—	323,568
Equity in earnings (losses) of unconsolidated affiliates	309,693	37,849	(22,548)	(350,339)	(25,345)
Other (expense) income, net	(84,735)	(8,057)	83,631	—	(9,161)
Earnings from continuing operations before income taxes	87,321	477,837	74,243	(350,339)	289,062
Income tax benefit (provision)	80,996	(149,223)	(50,988)	—	(119,215)
Earnings from continuing operations	168,317	328,614	23,255	(350,339)	169,847
(Loss) earnings from discontinued operations, net of tax	(9,051)	—	842	(842)	(9,051)
Net earnings	159,266	328,614	24,097	(351,181)	160,796
Net loss (earnings) attributable to noncontrolling interests	—	206	(1,736)	—	(1,530)
Net earnings attributable to IAC shareholders	$159,266	$328,820	$22,361	$(351,181)	$159,266
Comprehensive income attributable to IAC shareholders	$139,540	$329,593	$22,484	$(352,077)	$139,540

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of cash flows for the year ended December 31, 2012:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Net cash (used in) provided by operating activities attributable to continuing operations	$(116,353)	$458,190	$12,690	$—	$354,527
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(35,159)	(340,648)	(35,228)	—	(411,035)
Capital expenditures	(3,969)	(29,550)	(17,682)	—	(51,201)
Proceeds from maturities and sales of marketable debt securities	195,501	—	—	—	195,501
Purchases of marketable debt securities	(53,952)	—	—	—	(53,952)
Proceeds from sales of long-term investments	14,194	—	—	—	14,194
Purchases of long-term investments	(27,187)	(724)	(8,183)	—	(36,094)
Other, net	(351)	117	(9,267)	—	(9,501)
Net cash provided by (used in) investing activities attributable to continuing operations	89,077	(370,805)	(70,360)	—	(352,088)
Cash flows from financing activities attributable to continuing operations:
Proceeds from issuance of long-term debt	500,000	—	—	—	500,000
Purchase of treasury stock	(691,830)	—	—	—	(691,830)
Issuance of common stock, net of withholding taxes	262,841	—	—	—	262,841
Dividends	(68,163)	—	—	—	(68,163)
Excess tax benefits from stock-based awards	52,209	4,892	—	—	57,101
Intercompany	(56,840)	(92,259)	149,099	—	—
Other, net	(12,937)	—	(2,711)	—	(15,648)
Net cash (used in) provided by financing activities attributable to continuing operations	(14,720)	(87,367)	146,388	—	44,301
Total cash (used in) provided by continuing operations	(41,996)	18	88,718	—	46,740
Total cash (used in) provided by discontinued operations	(3,971)	—	499	—	(3,472)
Effect of exchange rate changes on cash and cash equivalents	—	(18)	2,574	—	2,556
Net (decrease) increase in cash and cash equivalents	(45,967)	—	91,791	—	45,824
Cash and cash equivalents at beginning of period	545,222	—	158,931	—	704,153
Cash and cash equivalents at end of period	$499,255	$—	$250,722	$—	$749,977

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Balance sheet at December 31, 2011:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Cash and cash equivalents	$545,222	$—	$158,931	$—	$704,153
Marketable securities	165,695	—	—	—	165,695
Accounts receivable, net	16	110,405	66,609	—	177,030
Other current assets	22,936	50,470	33,863	4,986	112,255
Intercompany receivables	—	1,133,800	10,147,279	(11,281,079)	—
Property and equipment, net	897	175,453	83,238	—	259,588
Goodwill	—	838,307	520,217	—	1,358,524
Intangible assets, net	—	235,048	143,059	—	378,107
Investment in subsidiaries	12,565,249	689,308	—	(13,254,557)	—
Other non-current assets	384,683	15,903	61,954	(208,027)	254,513
Total assets	$13,684,698	$3,248,694	$11,215,150	$(24,738,677)	$3,409,865

Accounts payable, trade	$4,244	$36,717	$23,437	$—	$64,398
Other current liabilities	44,458	244,199	183,100	(1,970)	469,787
Long-term debt, net of current maturities	15,844	80,000	—	—	95,844
Income taxes payable	431,091	14,337	5,105	—	450,533
Intercompany liabilities	11,281,079	—	—	(11,281,079)	—
Other long-term liabilities	2,933	92,012	424,940	(201,071)	318,814
Redeemable noncontrolling interests	—	1,593	48,756	—	50,349
IAC shareholders' equity	1,905,049	2,779,836	10,474,721	(13,254,557)	1,905,049
Noncontrolling interests	—	—	55,091	—	55,091
Total liabilities and shareholders' equity	$13,684,698	$3,248,694	$11,215,150	$(24,738,677)	$3,409,865

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of operations for the year ended December 31, 2011:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Revenue	$413	$1,539,282	$522,496	$(2,747)	$2,059,444
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	4,763	495,484	262,151	(1,154)	761,244
Selling and marketing expense	4,385	490,877	120,527	(1,615)	614,174
General and administrative expense	120,908	134,973	72,825	22	328,728
Product development expense	7,299	58,223	13,238	—	78,760
Depreciation	799	43,241	12,679	—	56,719
Amortization of intangibles	—	3,593	18,464	—	22,057
Total costs and expenses	138,154	1,226,391	499,884	(2,747)	1,861,682
Operating (loss) income	(137,741)	312,891	22,612	—	197,762
Equity in earnings (loss) of unconsolidated affiliates	696,250	29,607	(32,866)	(729,291)	(36,300)
Other (expense) income, net	(733,699)	(1,073)	744,832	—	10,060
(Loss) earnings from continuing operations before income taxes	(175,190)	341,425	734,578	(729,291)	171,522
Income tax benefit (provision)	353,415	(130,124)	(219,244)	—	4,047
Earnings from continuing operations	178,225	211,301	515,334	(729,291)	175,569
(Loss) earnings from discontinued operations, net of tax	(3,992)	—	4,877	(4,877)	(3,992)
Net earnings	174,233	211,301	520,211	(734,168)	171,577
Net loss attributable to noncontrolling interests	—	60	2,596	—	2,656
Net earnings attributable to IAC shareholders	$174,233	$211,361	$522,807	$(734,168)	$174,233
Comprehensive income attributable to IAC shareholders	$144,244	$211,709	$478,519	$(690,228)	$144,244

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of cash flows for the year ended December 31, 2011:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Net cash (used in) provided by operating activities attributable to continuing operations	$(75,300)	$369,744	$77,942	$—	$372,386
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	—	(80,998)	(197,471)	—	(278,469)
Capital expenditures	(798)	(28,924)	(10,232)	—	(39,954)
Proceeds from maturities and sales of marketable debt securities	267,635	—	317,300	—	584,935
Purchases of marketable debt securities	(74,240)	—	(129,730)	—	(203,970)
Proceeds from sales of long-term investments	10,214	—	5,000	—	15,214
Purchases of long-term investments	(35,263)	(51,008)	(3,974)	—	(90,245)
Other, net	—	1,886	(14,583)	—	(12,697)
Net cash provided by (used in) investing activities attributable to continuing operations	167,548	(159,044)	(33,690)	—	(25,186)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(507,765)	—	—	—	(507,765)
Issuance of common stock, net of withholding taxes	132,785	—	—	—	132,785
Dividends	(10,668)	—	—	—	(10,668)
Excess tax benefits from stock-based awards	22,166	—	—	—	22,166
Intercompany	824,194	(210,593)	(613,601)	—	—
Other, net	(3,843)	(249)	(4,659)	—	(8,751)
Net cash provided by (used in) financing activities attributable to continuing operations	456,869	(210,842)	(618,260)	—	(372,233)
Total cash provided by (used in) continuing operations	549,117	(142)	(574,008)	—	(25,033)
Total cash used in discontinued operations	(7,166)	—	(1,251)	—	(8,417)
Effect of exchange rate changes on cash and cash equivalents	3,271	142	(7,909)	—	(4,496)
Net increase (decrease) in cash and cash equivalents	545,222	—	(583,168)	—	(37,946)
Cash and cash equivalents at beginning of period	—	—	742,099	—	742,099
Cash and cash equivalents at end of period	$545,222	$—	$158,931	$—	$704,153

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of operations for the year ended December 31, 2010:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Revenue	$2,944	$1,267,664	$371,739	$(5,532)	$1,636,815
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	4,224	408,501	184,586	(3,495)	593,816
Selling and marketing expense	4,085	401,086	89,067	(2,032)	492,206
General and administrative expense	120,629	125,796	70,080	(5)	316,500
Product development expense	6,613	49,108	9,376	—	65,097
Depreciation	580	52,013	11,304	—	63,897
Amortization of intangibles	—	7,605	19,867	—	27,472
Goodwill impairment	—	28,032	—	—	28,032
Total costs and expenses	136,131	1,072,141	384,280	(5,532)	1,587,020
Operating (loss) income	(133,187)	195,523	(12,541)	—	49,795
Equity in earnings (losses) of unconsolidated affiliates	267,342	5,168	(1,969)	(296,217)	(25,676)
Other (expense) income, net	(276,947)	(2,838)	278,352	—	(1,433)
(Loss) earnings from continuing operations before income taxes	(142,792)	197,853	263,842	(296,217)	22,686
Income tax benefit (provision)	138,406	(71,917)	(98,568)	—	(32,079)
(Loss) earnings from continuing operations	(4,386)	125,936	165,274	(296,217)	(9,393)
Gain on Liberty Exchange	140,768	—	—	—	140,768
Loss from discontinued operations, net of tax	(37,023)	—	(51,325)	51,325	(37,023)
Net earnings	99,359	125,936	113,949	(244,892)	94,352
Net loss attributable to noncontrolling interests	—	3,968	1,039	—	5,007
Net earnings attributable to IAC shareholders	$99,359	$129,904	$114,988	$(244,892)	$99,359
Comprehensive income attributable to IAC shareholders	$92,402	$129,904	$113,030	$(242,934)	$92,402

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of cash flows for the year ended December 31, 2010:

	IAC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	IAC Consolidated
	(In thousands)
Net cash provided by operating activities attributable to continuing operations	$13,637	$311,054	$16,016	$—	$340,707
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	—	(10,000)	(7,333)	—	(17,333)
Capital expenditures	—	(36,497)	(3,332)	—	(39,829)
Proceeds from maturities and sales of marketable debt securities	—	—	763,326	—	763,326
Purchases of marketable debt securities	—	—	(838,155)	—	(838,155)
Proceeds from sales of long-term investments	5,324	—	—	—	5,324
Purchases of long-term investments	(697)	(9)	(1,577)	—	(2,283)
Dividend received from Meetic S.A.	—	—	11,355	—	11,355
Other, net	1,967	(541)	(1,927)	—	(501)
Net cash provided by (used in) investing activities attributable to continuing operations	6,594	(47,047)	(77,643)	—	(118,096)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(539,598)	—	—	—	(539,598)
Issuance of common stock, net of withholding taxes	25,939	—	—	—	25,939
Excess tax benefits from stock-based awards	5,202	4,285	4,804	—	14,291
Liberty Exchange	(217,921)	—	—	—	(217,921)
Intercompany	703,868	(268,041)	(435,827)	—	—
Other, net	—	—	79	—	79
Net cash used in financing activities attributable to continuing operations	(22,510)	(263,756)	(430,944)	—	(717,210)
Total cash (used in) provided by continuing operations	(2,279)	251	(492,571)	—	(494,599)
Total cash provided by (used in) discontinued operations	457	—	(8,002)	—	(7,545)
Effect of exchange rate changes on cash and cash equivalents	—	(251)	(1,503)	—	(1,754)
Net decrease in cash and cash equivalents	(1,822)	—	(502,076)	—	(503,898)
Cash and cash equivalents at beginning of period	1,822	—	1,244,175	—	1,245,997
Cash and cash equivalents at end of period	$—	$—	$742,099	$—	$742,099

Table of Contents

Schedule II
IAC/INTERACTIVECORP AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at Beginning of Period	Charges to Earnings		Charges to Other Accounts		Deductions		Balance at End of Period
	(In thousands)
2012
Allowance for doubtful accounts and revenue reserves	$7,309	$12,237	(1)	$654		$(11,425)	(5)	$8,775
Magazine publishing allowance for newsstand returns	—	10,426	(2)	33		(8,146)	(6)	2,313
Sales returns accrual	1,020	17,728		—		(17,504)		1,244
Deferred tax valuation allowance	45,084	9,320	(3)	6,379	(4)	—		60,783
Other reserves	2,119							1,925
2011
Allowance for doubtful accounts and revenue reserves	$8,848	$8,898	(1)	$(329)		$(10,108)	(5)	$7,309
Sales returns accrual	913	16,573		—		(16,466)		1,020
Deferred tax valuation allowance	40,266	5,732	(7)	(914)	(8)	—		45,084
Other reserves	1,555							2,119
2010
Allowance for doubtful accounts and revenue reserves	$10,515	$9,013	(1)	$81		$(10,761)	(5)	$8,848
Sales returns accrual	873	14,026		—		(13,986)		913
Deferred tax valuation allowance	35,331	4,511	(9)	424	(4)	—		40,266
Other reserves	2,666							1,555
_________________________________________________________

(1)	Additions to the allowance for doubtful accounts are charged to expense. Additions to the revenue reserves are charged against revenue.

(2)	Additions to the magazine publishing allowance for newsstand returns are related to magazine publishing at News_Beast and are charged against revenue.

(3)
Amount is primarily related to an unbenefited other-than-temporary impairment charge related to a long-term marketable equity security, an increase in deferred tax assets for investments in subsidiaries and an increase in federal net operating losses.

(4)	Amount is primarily related to unbenefited unrealized losses on available-for-sale securities included in accumulated other comprehensive income.

(5)	Write-off of fully reserved accounts receivable.

(6)	Amount represents returns of magazines at News_Beast.

(7)	Amount is primarily related to losses from equity method investments.

(8)
Amount is primarily related to the net release of the valuation allowance on net benefited losses for 2011 unrealized gains on available-for-sale securities included in accumulated other comprehensive income.

(9)
Amount is primarily related to net unbenefited unrealized losses including an impairment charge from equity method investments and an increase in foreign net operating losses partially offset by a write-off of previously unbenefited deferred tax assets for state capital loss carryforwards.